The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the proscpectus if you request it by calling 1-877-858-5407 or by emailing
Citigroup-DCM-Prospectus@Citigroup.com.

--------------------------------------------------------------------------------

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C4

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-C4

             CLASSES A-1, A-2, A-SB, A-3, A-1A, A-M, A-J, B, C AND D
                          $2,082,453,000 (APPROXIMATE)

                                -----------------

                             FREE WRITING PROSPECTUS

                                -----------------

                      CITIGROUP GLOBAL MARKETS REALTY CORP.

                         PNC BANK, NATIONAL ASSOCIATION

                        BARCLAYS CAPITAL REAL ESTATE INC.

                              MORTGAGE LOAN SELLERS

                                  JUNE 9, 2006

Citigroup[LOGO]                                                  Barclays
                                                                 Capital [LOGO]

Banc of America Securities[LOGO]         PNC[LOGO]          Deutshe Bank
                                                             Securities [LOGO]

--------------------------------------------------------------------------------

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING THE ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, SUPERSEDES ANY PRIOR FREE
WRITING PROSPECTUS PROVIDED TO YOU AND WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY SUBSEQUENT FREE WRITING PROSPECTUS PROVIDED TO YOU PRIOR TO
YOUR COMMITMENT TO PURCHASE ANY OF THE SUBJECT SECURITIES.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary, is subject to completion or change and is current only as of the date appearing hereon.

The commercial mortgage-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that the commercial mortgage-backed securities, and the mortgage pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the commercial mortgage-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This free writing prospectus is based on information that we consider reliable. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected therein. No underwriter makes any representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Each underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;
(v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

This material is furnished to you by one of the underwriters listed above, and not by the issuer of the securities. None of the underwriters listed above is acting as agent for the issuer or its affiliates in connection with the proposed transaction.

--------------------------------------------------------------------------------

                                     Page 2

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                     Page 3

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--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

STRUCTURE:                         Senior/Subordinate, Sequential Pay
                                   Pass-Through Certificates

OFFERED CERTIFICATES:              Classes A-1, A-2, A-SB, A-3, A-1A, A-M, A-J,
                                   B, C and D

BOOK RUNNER:                       Citigroup Global Markets Inc.

CO-LEAD MANAGERS:                  Citigroup Global Markets Inc. and Barclays
                                   Capital Inc.

CO-MANAGERS:                       PNC Capital Markets LLC, Banc of America
                                   Securities LLC and Deutsche Bank Securities
                                   Inc.

MORTGAGE LOAN SELLERS:             Citigroup Global Markets Realty Corp. (137
                                   loans and co-lender on the ShopKo Portfolio
                                   Loan (as defined herein), 81.0%) PNC Bank,
                                   National Association (28 loans, 14.5%)
                                   Barclays Capital Real Estate Inc. (co-lender
                                   on the ShopKo Portfolio Loan, 4.4%)

TRUST:                             Citigroup Commercial Mortgage Trust 2006-C4

DEPOSITOR:                         Citigroup Commercial Mortgage Securities Inc.

MASTER SERVICER:                   Midland Loan Services, Inc.

SPECIAL SERVICER:                  J.E. Robert Company, Inc.

TRUSTEE:                           LaSalle Bank National Association

RATING AGENCIES:                   Moody's Investors Service, Inc. ("Moody's"),
                                   and Fitch, Inc. ("Fitch").

CUT-OFF DATE:                      With respect to each mortgage loan that has a
                                   due date in June 2006, the related due date
                                   of such mortgage loan in June 2006. With
                                   respect to each mortgage loan that has its
                                   first due date in July 2006, June 1, 2006.

EXPECTED SETTLEMENT DATE:          On or about June 29, 2006

DETERMINATION DATE:                The eleventh calendar day of the month, or,
                                   if not a business day, the next succeeding
                                   business day, beginning in July 2006
                                   (although, in the case of the Shopko
                                   Portfolio Loan, the information and
                                   collection cut-off may occur earlier in each
                                   month).

DISTRIBUTION DATE:                 The fourth business day following the related
                                   Determination Date.

DAY COUNT:                         30 / 360

RATED FINAL DISTRIBUTION DATE:     Distribution Date in March 2049

ERISA ELIGIBILITY:                 Classes A-1, A-2, A-SB, A-3, A-1A, A-M, A-J,
                                   B, C and D are expected to be ERISA-eligible
                                   under lead manager's exemption.

SMMEA ELIGIBILITY:                 The Offered Certificates are not expected to
                                   be "mortgage-related securities" for the
                                   purposes of SMMEA.

TAX TREATMENT:                     REMIC

SETTLEMENT TERMS:                  DTC same day funds, with accrued interest

MINIMUM DENOMINATION:              $10,000 for all Offered Certificates.

CLEAN-UP CALL:                     1%

                                     Page 4

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                              CERTIFICATES OVERVIEW
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                           EXPECTED INITIAL     APPROX. %
                              AGGREGATE         OF INITIAL                                      APPROX.
                          PRINCIPAL BALANCE      MORTGAGE     APPROX. % OF     PASS-THROUGH     WEIGHTED
                             OR NOTIONAL           POOL      INITIAL CREDIT        RATE       AVERAGE LIFE    PRINCIPAL PAYMENT
  CLASS   RATINGS(1)            AMOUNT           BALANCE        SUPPORT        DESCRIPTION     (YEARS)(4)         WINDOW(4)
-------------------------------------------------------------------------------------------------------------------------------

OFFERED CERTIFICATES:
===============================================================================================================================
  A-1      Aaa/AAA        $     79,951,000        3.532%        30.000%           TBD(3)          3.24           07/06-04/11
  A-2      Aaa/AAA        $    152,713,000        6.747%        30.000%           TBD(3)          6.61           01/13-03/13
  A-SB     Aaa/AAA        $    135,184,000        5.972%        30.000%           TBD(3)          7.15           04/11-08/15
  A-3      Aaa/AAA        $    831,310,000       36.726%        30.000%           TBD(3)          9.62           08/15-04/16
  A-1A     Aaa/AAA        $    385,317,000       17.023%        30.000%           TBD(3)          8.78           07/06-04/16
  A-M      Aaa/AAA        $    226,353,000       10.000%        20.000%           TBD(3)          9.84           04/16-05/16
  A-J      Aaa/AAA        $    164,107,000        7.250%        12.750%           TBD(3)          9.92           05/16-06/16
   B        Aa2/AA        $     50,929,000        2.250%        10.500%           TBD(3)          9.96           06/16-06/16
   C       Aa3/AA-        $     25,465,000        1.125%         9.375%           TBD(3)          9.96           06/16-06/16
   D         A2/A         $     31,124,000        1.375%         8.000%           TBD(3)          9.96           06/16-06/16
===============================================================================================================================
NON-OFFERED CERTIFICATES(5):
===============================================================================================================================
  X(2)     Aaa/AAA        $  2,263,536,038(2)      NAP            NAP          Variable IO        NAP                NAP
   E        A3/A-         $     22,635,000        1.000%         7.000%           TBD(3)          9.96           06/16-06/16
   F      Baa1/ BBB+      $     28,294,000        1.250%         5.750%           TBD(3)          9.96           06/16-06/16
   G       Baa2/BBB       $     28,294,000        1.250%         4.500%           TBD(3)          9.96           06/16-06/16
   H      Baa3/ BBB-      $     25,465,000        1.125%         3.375%           TBD(3)          9.96           06/16-06/16
   J       Ba1/ BB+       $     11,318,000        0.500%         2.875%           TBD(3)          9.96           06/16-06/16
   K        Ba2/BB        $      8,488,000        0.375%         2.500%           TBD(3)          9.96           06/16-06/16
   L       Ba3/BB-        $      8,488,000        0.375%         2.125%           TBD(3)          9.96           06/16-06/16
   M        B1/B+         $      5,659,000        0.250%         1.875%           TBD(3)          9.96           06/16-06/16
   N         B2/B         $      5,659,000        0.250%         1.625%           TBD(3)          9.96           06/16-06/16
   O        B3/B-         $      5,659,000        0.250%         1.375%           TBD(3)          9.96           06/16-06/16
   P        NR/NR         $     31,124,038        1.375%          N/A             TBD(3)         13.85           06/16-05/21
===============================================================================================================================

(1)   Ratings shown are those of Moody's and Fitch, respectively.

(2)   Notional Amount. The Class X certificates will not have principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of interest accrued on a total notional amount equal to the total principal balance of all other classes shown in table above outstanding from time to time.

(3)   To be determined. The pass-through rates for the respective classes shown in the table (other than Class X) will equal any of (i) a fixed rate, (ii)
      the weighted average of certain net mortgage rates on the mortgage loans,
      (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans and
      (iv) the weighted average of certain net mortgage rates on the mortgage loans minus a specified percentage. Class X will have a variable pass-through rate equal to the weighted average of certain interest strip rates.

(4)   Calculated based upon the assumption that the borrower will: a) not prepay the loan prior to the stated maturity except as described, b) if applicable, pay the loan in full on any anticipated repayment date, c)
      make all payments in a timely fashion, and d) not receive a balloon extension. Also, based on the assumption that there is: x) no cleanup call, and y) no loan repurchase.

(5)   Not offered by this free writing prospectus.

                                     Page 5

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                             STRUCTURE SCHEMATIC(1)
--------------------------------------------------------------------------------

                                 [CHART OMITTED]

(1)   Classes are not drawn to scale. Percentages are approximate percentages of the Initial Mortgage Pool Balance (as defined herein) as of the Cut-off
      Date.

(2)   Not offered hereby. Will be offered and sold privately pursuant to Rule
      144A or other exemption from registration under the Securities Act of
      1933.

(3)   The Class X Certificates will accrue interest on a total notional amount equal to the total principal balance of the other classes shown above.

                                     Page 6

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                               STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

MORTGAGE POOL:                     The Mortgage Pool consists of 166 commercial
                                   and multifamily mortgage loans (the"Mortgage
                                   Loans") with an aggregate balance as of the
                                   Cut-off Date of $2,263,536,038 (the "Initial
                                   Mortgage Pool Balance"), subject to a
                                   variance of plus or minus 5%. The Mortgage
                                   Loans are secured by 289 properties (the
                                   "Mortgaged Properties") located throughout 39
                                   states. The Mortgage Pool will be deemed to
                                   consist of 2 loan groups ("Loan Group 1" and
                                   "Loan Group 2", respectively, and, each, a
                                   "Loan Group"). Loan Group 1 will consist of
                                   (i) all of the Mortgage Loans that are not
                                   secured by Mortgaged Properties that are
                                   multifamily properties and (ii) one Mortgage
                                   Loan that is secured by a Mortgaged Property
                                   that is a manufactured housing property. Loan
                                   Group 1 is expected to consist of 134
                                   Mortgage Loans, with an aggregate principal
                                   balance as of the Cut-off Date of
                                   $1,878,218,471 (the "Initial Loan Group 1
                                   Balance"). Loan Group 2 will consist of 32
                                   Mortgage Loans that are secured by Mortgaged
                                   Properties that are multifamily properties,
                                   with an aggregate principal balance as of the
                                   Cut-off Date of $385,317,567 (the "Initial
                                   Loan Group 2 Balance").

PRINCIPAL PAYMENTS:                In general: (i) principal from Loan Group 1
                                   will be distributed on each Distribution Date
                                   to the Class A-SB Certificates (until the
                                   balance of that class reaches a scheduled
                                   balance) and, thereafter sequentially to the
                                   Class A-1, A-2, A-SB and A-3 Certificates, in
                                   that order, in each case until the balance of
                                   the subject class is reduced to zero; and
                                   (ii) principal from Loan Group 2 will be
                                   distributed on each Distribution Date to the
                                   Class A-1A Certificates. However, the Class
                                   A-SB, A-1, A-2, A-SB and A-3 Certificates (in
                                   the order described in clause (i) of the
                                   prior sentence) will be entitled to receive
                                   distributions of principal from Loan Group 2
                                   after the total principal balance of the
                                   Class A-1A Certificates has been reduced to
                                   zero; and Class A-1A Certificates, will be
                                   entitled to receive distributions of
                                   principal from Loan Group 1 after the total
                                   principal balance of the Class A-SB, A-1, A-2
                                   and A-3, Certificates has been reduced to
                                   zero. In addition, notwithstanding the
                                   foregoing, distributions of principal will be
                                   made with respect to the Class A-SB, A-1,
                                   A-2, A-3 and A-1A Certificates on a pro rata
                                   basis (by balance) if the total principal
                                   balance of the Class A-M through P
                                   Certificates has been reduced to zero as a
                                   result of loss allocation. The Class A-M
                                   Certificates will be entitled to receive
                                   distributions of principal after the total
                                   principal balance of Class A-SB, A-1, A-2,
                                   A-3 and A-1A Certificates has been reduced to
                                   zero. The Class A-J Certificates will be
                                   entitled to receive distributions of
                                   principal after the total principal balance
                                   of the Class A-M Certificates has been
                                   reduced to zero. Thereafter, principal will
                                   be allocated sequentially (in alphabetical
                                   order of Class designation) starting with
                                   Class B Certificates.

INTEREST PAYMENTS:                 Class X Certificates will accrue interest on
                                   the total outstanding principal balance of
                                   the Class A-1 through P Certificates at a
                                   rate generally equal to the excess, if any,
                                   of the weighted average net coupon for the
                                   Mortgage Loans over the weighted average
                                   pass-through rate for the Class A-1 through P
                                   Certificates. Class X Certificates will
                                   receive interest payments on a pro rata basis
                                   (based on interest entitlements) with
                                   interest on the Class A-1, A-2, A-SB, A-3 and
                                   A-1A Certificates each month, except that
                                   interest payments on the Class A-1, A-2, A-SB
                                   and A-3 Certificates are generally to be made
                                   out of collections and advances on Loan Group
                                   1 and interest payments on the Class A-1A
                                   Certificates are generally to be made out of
                                   collections and advances on Loan Group 2.

PREPAYMENT INTEREST                Net prepayment interest shortfalls will be
SHORTFALLS:                        allocated pro rata generally based on
                                   interest entitlements, in reduction of the
                                   interest otherwise payable with respect to
                                   each of the interest-bearing certificate
                                   classes.

LOSS ALLOCATION:                   Losses will be allocated to each Class of
                                   Certificates in reverse alphabetical order
                                   starting with Class P through and including
                                   Class B, and next to the Class A-J
                                   Certificates, and then to the Class A-M
                                   Certificates. Any remaining losses will be
                                   allocated to Classes A-SB, A-1, A-2, A-3 and
                                   A-1A Certificates on a pro rata basis.

                                     Page 7

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                               STRUCTURE OVERVIEW
-------------------------------------------------------------------------------

PREPAYMENT PREMIUMS                Prepayment premiums collected with respect to
                                   each Loan Group will be allocated between the
                                   respective classes of Investment Grade P&I
                                   Certificates (i.e. Class A-1, A-2, A-SB, A-3,
                                   A-1A, A-M, A-J, B, C, D, E, F, G and H
                                   Certificates) then entitled to principal
                                   distributions with respect to such Loan Group
                                   and the Class X Certificates as follows:

                                   A percentage of all prepayment premiums
                                   (either fixed prepayment premiums or yield
                                   maintenance amount) collected with respect to
                                   each Loan Group will be allocated to each
                                   class of the Investment Grade P&I
                                   Certificates then entitled to principal
                                   distributions with respect to such Loan
                                   Group, which percentage will be equal to the
                                   product of (a) the percentage of the
                                   principal distribution amount with respect to
                                   the relevant Loan Group that such Class
                                   receives, and (b) a fraction (expressed as a
                                   percentage which can be no greater than 100%
                                   nor less than 0%), the numerator of which is
                                   the excess of the pass-through rate of such
                                   Class of the Investment Grade P&I
                                   Certificates currently receiving principal
                                   over the relevant discount rate, and the
                                   denominator of which is the excess of the
                                   mortgage rate of the related Mortgage Loan
                                   over the discount rate.

                                   Prepayment Premium Allocation Percentage for
                                   all Investment Grade P&I Certificates
                                   collectively =

                                     (Pass-Through Rate -- DiscountRate)
                                     ----------------------------------
                                      (Mortgage Rate -- Discount Rate)

                                   The remaining percentage of the prepayment
                                   premiums will be allocated to the Class X
                                   Certificates. In general, this formula
                                   provides for an increase in the percentage of
                                   prepayment premiums allocated to the
                                   Investment Grade P&I Certificates then
                                   entitled to principal distributions relative
                                   to the Class X Certificates as discount rates
                                   decrease and a decrease in the percentage
                                   allocated to such Classes as discount rates
                                   rise.

                                   Allocation of Prepayment Premiums Example

                                       Assumptions:
                                         Mortgage Rate       = 9%
                                         Bond Class Rate     = 7%
                                         Discount Rate       = 6%

                                       Bond Class Allocation = 7% -- 6% = 33 1/3%
                                                               --------
                                                               9% -- 6%

                                       Class X Allocation    = Remaining premiums = 66 2/3% thereof

                                                             = 100% -- Allocation to Investment Grade P&I Certificates

                                                             = 66 2/3%

                                     Page 8

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

COLLATERAL DESCRIPTION

                                   LOAN GROUP 1 -- 5 YEAR LOANS

                                                   AGGREGATE
  LOAN     MORTGAGE                              CUT-OFF DATE                            PROPERTY
 NUMBER   LOAN SELLER  LOAN / PROPERTY NAME    PRINCIPAL BALANCE       CITY     STATE      TYPE
---------------------------------------------------------------------------------------------------

   47         CGM      Hilton Garden Inn --
                          Glen Allen, VA          $15,558,230       Glen Allen   VA     Hospitality

                           ALLOCATED                                                        REMAINING
                         CUT-OFF DATE                             MATURITY                   TERM TO
  LOAN    % OF INITIAL      BALANCE     U/W NCF   CUT-OFF DATE   DATE / ARD   REMAINING   MATURITY / ARD
 NUMBER   POOL BALANCE     PER UNIT       DSCR      LTV RATIO     LTV RATIO   IO PERIOD      (MONTHS)
--------------------------------------------------------------------------------------------------------

   47        0.69%         100,376       1.45        71.70%        65.11%         0             58

                                   LOAN GROUP 1 -- 7 YEAR LOANS

                                                             AGGREATE
   LOAN      MORTGAGE                                      CUT-OFF DATE
  NUMBER    LOAN SELLER      LOAN / PROPERTY NAME        PRINCIPAL BALANCE     CITY         STATE
---------------------------------------------------------------------------------------------------

    3           CGM      Reston Executive Center            $93,000,000       Reston         VA
    5           CGM      Great Wolf Resorts Portfolio       $63,000,000       Various      Various
                         Great Wolf Resort --
   5.1                    Sandusky, OH                                       Sandusky        OH
                         Great Wolf Resort --
   5.2                    Wisconsin Dells                                   Lake Delton      WI
   155          CGM      CVS -- Port Richey, FL             $ 3,541,365     Port Richey      FL

                                          ALLOCATED                                                         REMAINING
                                         CUT-OFF DATE                             MATURITY                   TERM TO
   LOAN      PROPERTY     % OF INITIAL     BALANCE      U/W NCF   CUT-OFF DATE   DATE / ARD   REMAINING   MATURITY / ARD
  NUMBER       TYPE       POOL BALANCE     PER UNIT      DSCR      LTV RATIO     LTV RATIO    IO PERIOD      (MONTHS)
------------------------------------------------------------------------------------------------------------------------

    3       Office           4.11%          191.33       1.22        72.66%        72.66%        79             79
    5       Hospitality      2.78%         108,621       1.74        52.28%        49.71%        33             81
   5.1      Hospitality
   5.2      Hospitality
   155      Retail           0.16%          316.19       1.22        77.83%        70.24%         0             74

                                     Page 9

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                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
-------------------------------------------------------------------------------

When reviewing this term sheet, including this "Mortgage Pool Characteristics"
section, please note that:

o   All numerical information provided with respect to the underlying Mortgage
    Loans is provided on an approximate basis.

o   References to Initial Mortgage Pool Balance mean the aggregate cut-off date principal balance of all the underlying Mortgage Loans, references to the
    Initial Loan Group 1 balance mean the aggregate cut-off date principal balance of the underlying Mortgage Loans in Loan Group 1 and references to the initial Loan Group 2 balance mean the aggregate cut-off date principal balance of the underlying Mortgage Loans in Loan Group 2.

o   All weighted average information provided with respect to the underlying
    Mortgage Loans reflects a weighting based on their respective cut-off date principal balances.

o   When information with respect to Mortgaged Properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1
    balance or the Initial Loan Group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying Mortgage Loans or allocated portions of those balances.

o   If a Mortgage Loan is pari passu in right of payment and in other respects with respect to one or more other loans in a loan combination, statistical information presented with respect to that Mortgage Loan, insofar as it relates to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, includes the related pari passu non-trust mortgage loan notes, but otherwise excludes the related pari passu non-trust mortgage loan notes.

o   If any of the underlying Mortgage Loans is secured by multiple Mortgaged
    Properties, a portion of that Mortgage Loan has been allocated to each of those properties for purposes of providing various statistical information.

o   With respect to two (2) Mortgage Loans (Mallard Crossing Apartments Loan and
    Four Winds Apartments Loan), the respective mortgage rates step up annually from the initial mortgage rate through the first seven years of the loan term. With respect to the Mallard Crossing Apartments Loan, the initial mortgage rate is 4.4350% per annum through the December 2006 payment date;
    4.6850% per annum from the January 2007 through the December 2007 payment date; 4.810% per annum from the January 2008 through the December 2008 payment date; 4.9350% per annum from the January 2009 through the December
    2009 payment date; 5.1850% per annum from the January 2010 through the
    December 2010 payment date; 5.3100% per annum from the January 2011 through the December 2011 payment date; 5.4350% per annum from the January 2012 through the December 2012 payment date; and 5.6850% per annum for all payment dates thereafter. With respect to the Four Winds Apartments Loan, the initial mortgage rate is 4.3750% per annum through the January 2007 payment date; 4.6250% per annum from the February 2007 through the January
    2008 payment date; 4.7500% per annum from the February 2008 through the
    January 2009 payment date; 4.8750% per annum from the February 2009 through the January 2010 payment date; 5.1250% per annum from the February 2010 through the January 2011 payment date; 5.2500% per annum from the February
    2011 through the January 2012 payment date; 5.3750% per annum from the
    February 2012 through the January 2013 payment date; and 5.6250% per annum for all payment dates thereafter. With respect to information related to mortgage rates for these two Mortgage Loans, including the weighted average mortgage rate, the initial mortgage rates stated above were used. With respect to information related to the calculation of debt service coverage ratios for these two Mortgage Loans, the maximum mortgage rates were used.

o   With respect to eleven (11) Mortgage Loans (DuBois Mall Loan, Northeast
    Florida Industrial Loan, Sweet Bay Shopping Center Loan, SpringHill
    Suites--North Shore Loan, Holiday Inn Express--South Side Loan, Holiday Inn
    Express--Bridgeville Loan, Comfort Inn Meadowlands Loan, Logistics Insight
    Corporation Loan, The Sterling and Joseph Vance Building Loan, Melrose Place
    Loan, Andover Business Center Loan), the U/W NCF DSCR was calculated based

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    upon: (a) re-amortized debt service payments that would be in effect if the subject Mortgage Loan is reduced by a related cash holdback; and/or (b)
    various assumptions regarding the financial performance of the related
    Mortgaged Property that are consistent with the release of the subject cash holdback or letter of credit.

o   With respect to Northeast Florida Industrial Loan, the Cut-off Date LTV
    Ratio, and the Maturity Date/ARD LTV Ratio have been calculated based upon the reduction of the relevant principal balance of the respective Mortgage
    Loan by the amount of a related cash holdback. With respect to the two
    Mortgage Loans (Logistics Insight Corporation Loan and One Theall Road
    Loan), the Cut-off Date LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated using the "as-stabilized" appraised value.

o   The Shopko Portfolio Loan is a part of a split loan structure and the related pari passu companion loan notes are not included in the trust fund.
    With respect to the Shopko Portfolio Loan, the Cut-off Date LTV Ratio, the
    Maturity Date/ARD LTV Ratio and the U/W NCF DSCR were calculated based upon the aggregate indebtedness of the Shopko Portfolio Loan and its related pari passu companion loan notes. The Wimbledon Place Apartments Loan is a part of a split loan structure and the related subordinate companion loan is not in the trust fund. With respect to the Wimbledon Place Apartments Loan, the
    Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio and the U/W NCF DSCR
    were calculated based upon the indebtedness of the Wimbledon Place
    Apartments Loan, but not the indebtedness of the related subordinate companion loan.

o   ARD means anticipated repayment date.

o   The Remaining Amortization Terms were presented without regard to interest only loans.

o   U/W NCF DSCR means a debt service coverage ratio based on underwritten net cash flow.

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--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

SUMMARY OF COLLATERAL CHARACTERISTICS                     ALL MORTGAGE LOANS   LOAN GROUP 1      LOAN GROUP 2
-------------------------------------------------------------------------------------------------------------

Initial Mortgage Pool Balance .........................   $2,263,536,038       $1,878,218,471    $385,317,567
Number of Mortgage Loans ..............................   166                  134               32
Number of Properties ..................................   289                  256               33

Average Mortgage Loan Cut-off Date Balance ............   $13,635,759          $14,016,556       $12,041,174
Lowest Mortgage Loan Cut-off Date Balance .............   $721,000             $721,000          $865,000
Highest Mortgage Loan Cut-off Date Balance ............   $ 200,000,000        $ 200,000,000     $55,000,000

Weighted Average Mortgage Rate ........................   5.7620%              5.8120%           5.5181%
Lowest Mortgage Rate ..................................   4.3750%              5.2300%           4.3750%
Highest Mortgage Rate .................................   7.5600%              6.6500%           7.5600%

Weighted Average U/W NCF DSCR .........................   1.34x                1.35x             1.27x
Lowest U/W NCF DSCR ...................................   1.15x                1.15x             1.15x
Highest U/W NCF DSCR ..................................   2.52x                2.52x             1.94x

Weighted Average Cut-off Date LTV Ratio ...............   71.69%               71.81%            71.15%
Lowest Cut-off Date LTV Ratio .........................   39.05%               39.05%            48.15%
Highest Cut-off Date LTV Ratio ........................   80.08%               80.08%            79.17%

Weighted Average Original Term to Scheduled
 Maturity/ARD .........................................   117 months           117 months        115 months
Shortest Original Term to Scheduled Maturity/ARD ......   60 months            60 months         60 months
Longest Original Term to Scheduled Maturity/ARD .......   180 months           180 months        180 months

Weighted Average Remaining Term to Scheduled
 Maturity/ARD .........................................   114 months           114 months        111 months
Shortest Remaining Term to Scheduled Maturity/ARD .....   55 months            58 months         55 months
Longest Remaining Term to Scheduled Maturity/ARD ......   179 months           176 months        179 months

Weighted Average Remaining Amortization Term ..........   356 months           355 months        359 months
Shortest Remaining Amortization Term ..................   292 months           292 months        355 months
Longest Remaining Amortization Term ...................   420 months           420 months        360 months

Weighted Average Mortgage Loan Seasoning ..............   3 months             3 months          4 months
Shortest Mortgage Loan Seasoning ......................   0 months             0 months          0 months
Longest Mortgage Loan Seasoning .......................   12 months            12 months         11 months

_____________

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--------------------------------------------------------------------------------
              MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

PROPERTY TYPE

----------------------------------------------------------------------------------------------------------
                                                                                              WTD. AVG.
                                                  AGGREGATE      % OF INITIAL                  CUT-OFF
                                   NUMBER OF     CUT-OFF DATE      MORTGAGE     WTD. AVG.        DATE
         PROPERTY TYPE             MORTGAGED      PRINCIPAL          POOL        U/W NCF    LOAN-TO-VALUE
            SUBTYPE                PROPERTIES      BALANCE         BALANCE        DSCR          RATIO
----------------------------------------------------------------------------------------------------------

Retail                                158       $  674,076,753       29.8%        1.31x         74.80%
  Anchored, Single Tenant             122          261,937,500       11.6         1.43          75.64
  Anchored                             17          243,067,977       10.7         1.23          74.53
  Unanchored                           11          108,749,727        4.8         1.28          73.25
  Shadow Anchored                       4           44,659,995        2.0         1.19          76.82
  Regional Mall                         1            9,528,182        0.4         1.20          70.58
  Shadow Anchored, Single Tenant        1            3,996,501        0.2         1.32          65.52
  Unanchored, Single Tenant             2            2,136,870        0.1         1.22          74.77
Office                                 48          740,123,241       32.7         1.33          71.05
  Suburban                             35          552,508,241       24.4         1.37          69.13
  CBD                                   3          107,745,000        4.8         1.20          75.83
  Medical Office                        8           71,810,000        3.2         1.22          77.66
  Flex                                  2            8,060,000        0.4         1.21          79.90
Multifamily                            33          385,317,567       17.0         1.27          71.15
  Conventional                         27          326,912,673       14.4         1.28          70.79
  Student Housing                       5           49,745,040        2.2         1.21          74.15
  Section 8                             1            8,659,854        0.4         1.27          67.66
Hospitality                            25          242,264,807       10.7         1.51          64.29
Industrial                             18          146,824,372        6.5         1.25          75.14
Mixed Use                               5           54,024,417        2.4         1.59          69.46
Land                                    1           14,904,880        0.7         1.20          76.87
Manufactured Housing                    1            6,000,000        0.3         1.53          59.41
----------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                     289       $2,263,536,038      100.0%        1.34X         71.69%
==========================================================================================================

GEOGRAPHIC DISTRIBUTION

----------------------------------------------------------------------------------------------------------
                                                                                              WTD. AVG.
                                                  AGGREGATE      % OF INITIAL                  CUT-OFF
                                   NUMBER OF     CUT-OFF DATE      MORTGAGE     WTD. AVG.        DATE
                                   MORTGAGED      PRINCIPAL          POOL        U/W NCF    LOAN-TO-VALUE
 STATE/REGION                      PROPERTIES      BALANCE         BALANCE        DSCR          RATIO
----------------------------------------------------------------------------------------------------------

California                             17       $  354,756,324       15.7%        1.27x         70.07%
  Southern California(1)               10          300,967,183       13.3         1.26          69.14
  Northern California(1)                7           53,789,141        2.4         1.29          75.28
Virginia                                8          165,832,836        7.3         1.26          72.68
Wisconsin                              50          158,437,830        7.0         1.48          71.38
Pennsylvania                           12          154,616,061        6.8         1.24          73.94
Florida                                11          153,191,482        6.8         1.22          73.98
Washington                             17          111,675,920        4.9         1.30          74.55
New York                               10           96,730,000        4.3         1.95          57.61
Georgia                                12           92,130,874        4.1         1.39          71.73
Massachusetts                           5           74,610,132        3.3         1.24          73.73
Tennessee                               4           72,585,000        3.2         1.27          73.06
Other                                 143          828,969,579       36.6         1.33          72.36
----------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                       289       $2,263,536,038      100.0%        1.34X         71.69%
==========================================================================================================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

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--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)

-----------------------------------------------------------------------------------------------------------------------------
                                               MONTHS FOLLOWING CUT-OFF DATE

 PREPAYMENT RESTRICTION      0        12       24       36       48       60       72       84       96       108      120
-----------------------------------------------------------------------------------------------------------------------------

Remaining Aggregate
  Mortgage Loan Pool
  Balance(2)               100.00%   99.60%   99.13%   98.44%   97.48%   94.47%   93.21%   84.34%   82.29%   80.62%    1.21%
Locked/Defeasance          100.00%  100.00%  100.00%   95.31%   95.31%   91.95%   91.80%   91.23%   91.92%   92.12%  100.00%
  Locked                   100.00%  100.00%  100.00%    9.40%    3.20%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
  Defeasance                 0.00%    0.00%    0.00%   85.92%   92.11%   91.95%   91.80%   91.23%   91.92%   92.12%  100.00%
Yield Maintenance (All)      0.00%    0.00%    0.00%    4.69%    4.69%    8.05%    8.05%    8.77%    8.08%    5.20%    0.00%
  Grtr1%UPBorYM              0.00%    0.00%    0.00%    3.46%    3.46%    6.78%    6.77%    7.36%    7.41%    4.52%    0.00%
  2%+YM                      0.00%    0.00%    0.00%    0.96%    0.97%    1.00%    1.01%    1.12%    0.37%    0.38%    0.00%
  YM                         0.00%    0.00%    0.00%    0.27%    0.27%    0.27%    0.27%    0.30%    0.30%    0.30%    0.00%
Open                         0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.15%    0.00%    0.00%    2.68%    0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                      100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
=============================================================================================================================

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Mortgage Pool Balance at the specified point in time.

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--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
                                             AGGREGATE      % OF INITIAL                      DATE
                             NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
    RANGE OF CUT-OFF DATE     MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
     PRINCIPAL BALANCES        LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

    $721,000 to   $4,999,999     38        $  129,677,674        5.7%         1.32x          71.84%
  $5,000,000 to   $9,999,999     62           443,044,563       19.6          1.34           71.76
 $10,000,000 to  $14,999,999     28           359,481,115       15.9          1.27           73.18
 $15,000,000 to  $19,999,999     18           316,952,331       14.0          1.28           72.11
 $20,000,000 to  $24,999,999      5           109,522,855        4.8          1.20           73.67
 $25,000,000 to  $29,999,999      3            78,800,000        3.5          1.22           78.01
 $30,000,000 to  $39,999,999      5           167,362,500        7.4          1.21           74.67
 $40,000,000 to  $49,999,999      1            42,695,000        1.9          1.20           74.64
 $50,000,000 to  $74,999,999      3           190,000,000        8.4          1.79           56.13
 $75,000,000 to  $99,999,999      1            93,000,000        4.1          1.22           72.66
$100,000,000 to $199,999,999      1           133,000,000        5.9          1.20           70.74
        $200,000,000              1           200,000,000        8.8          1.51           76.39
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
                                             AGGREGATE      % OF INITIAL                      DATE
                             NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
     RANGE OF                 MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
  MORTGAGE RATES               LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

4.3750% to 5.4999%               37        $  489,949,379       21.6%         1.45x          69.39%
5.5000% to 5.7499%               62           782,245,543       34.6          1.24           72.76
5.7500% to 5.9999%               36           440,835,136       19.5          1.25           73.55
6.0000% to 6.4999%               25           315,623,700       13.9          1.39           66.75
6.5000% to 6.9999%                5           227,985,890       10.1          1.50           76.17
7.0000% to 7.5600%                1             6,896,389        0.3          1.15           74.00
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG                166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

ORIGINAL TERM TO MATURITY OR ARD

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
    RANGE OF                                 AGGREGATE      % OF INITIAL                      DATE
 ORIGINAL TERMS              NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
 TO MATURITY/ARD              MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
    (MONTHS)                   LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

       60                         4        $   45,684,481        2.0%         1.44x          69.55%
       84                         4           173,541,365        7.7          1.43           64.59
       96                         1            14,360,000        0.6          1.45           73.83
       120                      150         1,998,873,808       88.3          1.33           72.35
       180                        7            31,076,385        1.4          1.20           71.17
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

REMAINING TERM TO MATURITY OR ARD

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
    RANGE OF                                                                                CUT-OFF
    REMAINING                                AGGREGATE      % OF INITIAL                      DATE
    TERMS TO                 NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
  MATURITY/ ARD               MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
     (MOS.)                    LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

 55 to  59                        4        $   45,684,481        2.0%         1.44x          69.55%
 60 to  83                        4           173,541,365        7.7          1.43           64.59
 84 to 114                       11           189,493,487        8.4          1.29           69.81
115 to 120                      140         1,823,740,321       80.6          1.33           72.63
121 to 179                        7            31,076,385        1.4          1.20           71.17
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

ORIGINAL AMORTIZATION TERM

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
    RANGE OF                                 AGGREGATE      % OF INITIAL                      DATE
    ORIGINAL                 NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
  AMORTIZATION                MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
 TERMS (MONTHS)                LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

 Interest Only                    9        $  236,650,000       10.5%         1.68x          62.42%
      300                        19           174,211,237        7.7          1.37           69.01
      360                       135         1,801,809,801       79.6          1.29           73.07
      420                         3            50,865,000        2.2          1.20           75.29
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

REMAINING AMORTIZATION TERM

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
    RANGE OF                                 AGGREGATE      % OF INITIAL                      DATE
   REMAINING                 NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
  AMORTIZATION                MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
 TERMS (MONTHS)                LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

Interest Only                     9        $  236,650,000       10.5%         1.68x          62.42%
292 to 300                       19           174,211,237        7.7          1.37           69.01
301 to 360                      135         1,801,809,801       79.6          1.29           73.07
361 to 420                        3            50,865,000        2.2          1.20           75.29
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

MORTGAGE LOAN TYPE

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
                                             AGGREGATE      % OF INITIAL                      DATE
                             NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
                              MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
MORTGAGE LOAN TYPE             LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

Partial IO/Balloon               81        $1,242,079,500       54.9%         1.26x          72.50%
Balloon                          60           687,325,960       30.4          1.37           73.50
Interest Only                     9           236,650,000       10.5          1.68           62.42
Partial IO/ARD                   11            68,374,000        3.0          1.21           75.92
ARD                               5            29,106,578        1.3          1.40           60.34
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

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--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
                                             AGGREGATE      % OF INITIAL                      DATE
                             NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
  RANGE OF U/W                MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
    NCF DSCR                   LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

1.15x to 1.19x                    4        $   43,291,511        1.9%         1.17x          75.57%
1.20x to 1.24x                   90         1,322,349,197       58.4          1.21           74.31
1.25x to 1.29x                   18           129,643,874        5.7          1.27           73.67
1.30x to 1.34x                   16           134,609,013        5.9          1.32           71.20
1.35x to 1.39x                    6            54,819,336        2.4          1.38           69.50
1.40x to 1.44x                    8            74,414,951        3.3          1.44           67.76
1.45x to 1.49x                    7            62,384,675        2.8          1.47           70.10
1.50x to 1.99x                   14           357,173,482       15.8          1.57           67.87
2.00x to 2.52x                    3            84,850,000        3.7          2.30           48.81
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

PREPAYMENT PROVISION TYPE

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
                                             AGGREGATE      % OF INITIAL                      DATE
                             NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
   PREPAYMENT                 MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
    PREMIUM                    LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

LO/Defeasance                   152        $2,084,363,604       92.1%         1.34x          71.80%
LO/Grtrx%UPBorYM                 11           151,872,434        6.7          1.31           70.43
LO/y%UPBorYM                      2            21,300,000        0.9          1.48           69.44
LO/YM                             1             6,000,000        0.3          1.21           74.07
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
                                             AGGREGATE      % OF INITIAL                      DATE
                             NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
 RANGE OF CUT-OFF             MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
  DATE LTV RATIO               LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

39.05% to 60.00%                 12        $  198,806,451        8.8%         1.93x          51.11%
60.01% to 65.00%                 15           126,503,111        5.6          1.43           63.58
65.01% to 70.00%                 25           294,337,446       13.0          1.28           68.57
70.01% to 75.00%                 52           782,396,977       34.6          1.24           72.86
75.01% to 80.00%                 61           856,687,053       37.8          1.29           77.63
80.01% to 80.08%                  1             4,805,000        0.2          1.21           80.08
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
RANGE OF MATURITY                            AGGREGATE      % OF INITIAL                      DATE
    DATE/ARD                 NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
    LOAN-TO-                  MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
   VALUE RATIO                 LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

38.07% to 50.00%                  9        $  191,925,919        8.5%         1.95x          51.27%
50.01% to 60.00%                 43           310,819,423       13.7          1.32           68.81
60.01% to 65.00%                 34           498,170,836       22.0          1.27           70.58
65.01% to 70.00%                 47           810,993,495       35.8          1.30           75.15
70.01% to 74.37%                 33           451,626,365       20.0          1.22           77.37
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

ENCUMBERED INTEREST

-----------------------------------------------------------------------------------------------------

                                                                                           WTD. AVG.
                                                                % OF                        CUT-OFF
                                             AGGREGATE        INITIAL                         DATE
                             NUMBER OF     CUT-OFF DATE       MORTGAGE      WTD. AVG.       LOAN-TO-
      ENCUMBERED             MORTGAGED       PRINCIPAL          POOL         U/W NCF         VALUE
       INTEREST              PROPERTIES       BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

Fee Simple                      276        $2,176,033,830       96.1%         1.33x          71.97%
Leasehold                         9            47,266,814        2.1          1.68           64.67
Fee in Part, Leasehold
  in Part                         4            40,235,395        1.8          1.35           65.23
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               289        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

SEASONING

-----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                                                                            CUT-OFF
                                             AGGREGATE      % OF INITIAL                      DATE
                             NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD. AVG.       LOAN-TO-
   SEASONING                  MORTGAGE       PRINCIPAL          POOL         U/W NCF         VALUE
     (MOS)                     LOANS          BALANCE         BALANCE         DSCR           RATIO
-----------------------------------------------------------------------------------------------------

     0 to 5                     154        $2,070,501,186       91.5%         1.34x          71.86%
     6 to 11                     11           188,267,335        8.3          1.29           69.73
       12                         1             4,767,517        0.2          1.27           78.93
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               166        $2,263,536,038      100.0%         1.34X          71.69%
=====================================================================================================

                                     Page 16

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

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                                     Page 17

                             FREE WRITING PROSPECTUS
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--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                       AGGREGATE                                              WTD. AVG.
                                      NUMBER OF       CUT-OFF DATE        % OF INITIAL        WTD. AVG.     CUT-OFF DATE
         PROPERTY TYPE                MORTGAGED        PRINCIPAL          LOAN GROUP 1         U/W NCF      LOAN-TO-VALUE
            SUBTYPE                   PROPERTIES        BALANCE              BALANCE            DSCR            RATIO
-------------------------------------------------------------------------------------------------------------------------

Retail                                   158         $  674,076,753            35.9%            1.31x           74.80%
 Anchored, Single Tenant                 122            261,937,500            13.9             1.43            75.64
 Anchored                                 17            243,067,977            12.9             1.23            74.53
 Unanchored                               11            108,749,727             5.8             1.28            73.25
 Shadow Anchored                           4             44,659,995             2.4             1.19            76.82
 Unanchored, Single Tenant                 2              2,136,870             0.1             1.22            74.77
 Regional Mall                             1              9,528,182             0.5             1.20            70.58
 Shadow Anchored, Single Tenant            1              3,996,501             0.2             1.32            65.52
Office                                    48            740,123,241            39.4             1.33            71.05
 Suburban                                 35            552,508,241            29.4             1.37            69.13
 Flex                                      2              8,060,000             0.4             1.21            79.90
 Medical Office                            8             71,810,000             3.8             1.22            77.66
 CBD                                       3            107,745,000             5.7             1.20            75.83
Hospitality                               25            242,264,807            12.9             1.51            64.29
Industrial                                18            146,824,372             7.8             1.25            75.14
Mixed Use                                  5             54,024,417             2.9             1.59            69.46
Land                                       1             14,904,880             0.8             1.20            76.87
Manufactured Housing                       1              6,000,000             0.3             1.53            59.41
-------------------------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                        256         $1,878,218,471           100.0%            1.35X           71.81%
=========================================================================================================================

GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                       AGGREGATE                                              WTD. AVG.
                                      NUMBER OF       CUT-OFF DATE        % OF INITIAL        WTD. AVG.     CUT-OFF DATE
                                      MORTGAGED        PRINCIPAL          LOAN GROUP 1         U/W NCF      LOAN-TO-VALUE
          STATE/REGION                PROPERTIES        BALANCE             BALANCE             DSCR            RATIO
-------------------------------------------------------------------------------------------------------------------------

California                                15         $  294,256,324            15.7%            1.27x           70.17%
 Southern California (1)                   9            245,967,183            13.1             1.27            69.13
 Northern California (1)                   6             48,289,141             2.6             1.30            75.50
Florida                                   11            153,191,482             8.2             1.22            73.98
Virginia                                   6            152,422,982             8.1             1.26            72.84
Wisconsin                                 47            134,825,062             7.2             1.50            71.97
Pennsylvania                              11            121,616,061             6.5             1.26            74.82
Washington                                15             96,950,920             5.2             1.31            73.85
New York                                  10             96,730,000             5.2             1.95            57.61
Massachusetts                              5             74,610,132             4.0             1.24            73.73
Georgia                                   11             66,530,874             3.5             1.44            68.92
Tennessee                                  3             59,085,000             3.1             1.26            72.99
Other                                    122            627,999,635            33.4             1.34            73.00
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                          256         $1,878,218,471           100.0%            1.35X           71.81%
=========================================================================================================================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

INITIAL LOAN GROUP 1 PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                              MONTHS FOLLOWING CUT-OFF DATE

        PREPAYMENT RESTRICTION                 0          12          24          36          48         60
--------------------------------------------------------------------------------------------------------------

Remaining Aggregate Mortgage Loan Pool
 Balance(2)                                 100.00%      99.56%      99.07%      98.37%      97.40%     95.54%
Locked/Defeasance                           100.00%     100.00%     100.00%      94.35%      94.34%     93.88%
 Locked                                     100.00%     100.00%     100.00%       7.80%       0.40%      0.00%
 Defeasance                                   0.00%       0.00%       0.00%      86.54%      93.94%     93.88%
Yield Maintenance (All)                       0.00%       0.00%       0.00%       5.65%       5.66%      6.12%
 Grtr1%UPBorYM                                0.00%       0.00%       0.00%       4.18%       4.17%      4.60%
 2%+YM                                        0.00%       0.00%       0.00%       1.15%       1.16%      1.19%
 YM                                           0.00%       0.00%       0.00%       0.32%       0.32%      0.32%
Open                                          0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
--------------------------------------------------------------------------------------------------------------
TOTAL                                       100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
==============================================================================================================

--------------------------------------------------------------------------------------------------
                                                        MONTHS FOLLOWING CUT-OFF DATE

          PREPAYMENT RESTRICTION              72          84          96          108        120
--------------------------------------------------------------------------------------------------

Remaining Aggregate Mortgage Loan Pool
 Balance(2)                                  94.25%      84.57%      82.39%      80.67%      1.13%
Locked/Defeasance                            93.69%      93.26%      94.10%      94.34%    100.00%
 Locked                                       0.00%       0.00%       0.00%       0.00%      0.00%
 Defeasance                                  93.69%      93.26%      94.10%      94.34%    100.00%
Yield Maintenance (All)                       6.13%       6.74%       5.90%       5.66%      0.00%
 Grtr1%UPBorYM                                4.60%       5.05%       5.10%       4.85%      0.00%
 2%+YM                                        1.20%       1.34%       0.45%       0.46%      0.00%
 YM                                           0.32%       0.36%       0.36%       0.36%      0.00%
Open                                          0.18%       0.00%       0.00%       0.00%      0.00%
--------------------------------------------------------------------------------------------------
TOTAL                                       100.00%     100.00%     100.00%     100.00%    100.00%
==================================================================================================

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Mortgage Pool Balance a the specified point in time.

                                     Page 18

                            FREE WRITING PROSPECTUS
                                 CGCMT 2006-C4

--------------------------------------------------------------------------------
                 MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                          WTD. AVG.
         RANGE OF                             AGGREGATE                                    CUT-OFF
         CUT-OFF               NUMBER          CUT-OFF          % OF                        DATE
           DATE                  OF             DATE           INITIAL       WTD. AVG.    LOAN-TO-
        PRINCIPAL             MORTGAGE        PRINCIPAL     LOAN GROUP 1      U/W NCF       VALUE
         BALANCES              LOANS           BALANCE         BALANCE         DSCR         RATIO
----------------------------------------------------------------------------------------------------

  $721,000 to     $4,999,999     33        $  113,080,563        6.0%         1.29x          73.01%
 $5,000,000 to    $9,999,999     48           346,859,147       18.5          1.36           71.53
$10,000,000 to   $14,999,999     23           291,403,075       15.5          1.26           73.96
$15,000,000 to   $19,999,999     15           268,262,331       14.3          1.27           72.50
$20,000,000 to   $24,999,999      3            67,355,855        3.6          1.21           74.50
$25,000,000 to   $29,999,999      2            53,200,000        2.8          1.20           77.53
$30,000,000 to   $39,999,999      4           134,362,500        7.2          1.21           75.66
$40,000,000 to   $49,999,999      1            42,695,000        2.3          1.20           74.64
$50,000,000 to   $74,999,999      2           135,000,000        7.2          2.02           50.81
$75,000,000 to   $99,999,999      1            93,000,000        5.0          1.22           72.66
$100,000,000 to $199,999,999      1           133,000,000        7.1          1.20           70.74
        $200,000,000              1           200,000,000       10.6          1.51           76.39
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

MORTGAGE RATES
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                             AGGREGATE                                      CUT-OFF
                              NUMBER          CUT-OFF          % OF                          DATE
     RANGE OF                   OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
     MORTGAGE                MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF          VALUE
       RATES                  LOANS           BALANCE        BALANCE         DSCR            RATIO
----------------------------------------------------------------------------------------------------

5.2300% to 5.4999%               27        $  326,907,611       17.4%         1.52x          68.90%
5.5000% to 5.7499%               50           656,983,331       35.0          1.24           72.99
5.7500% to 5.9999%               32           373,990,136       19.9          1.26           73.62
6.0000% to 6.4999%               20           292,351,503       15.6          1.40           66.65
6.5000% to 6.6500%                5           227,985,890       12.1          1.50           76.17
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

ORIGINAL TERM TO MATURITY OR ARD
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                             AGGREGATE                                      CUT-OFF
       RANGE OF               NUMBER          CUT-OFF          % OF                          DATE
       ORIGINAL                 OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
       TERMS TO              MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF          VALUE
  MATURITY/ARD (MOS)          LOANS           BALANCE        BALANCE         DSCR            RATIO
----------------------------------------------------------------------------------------------------

        60                        1            15,558,230        0.8%         1.45x          71.70%
        84                        3           159,541,365        8.5          1.43           64.73
        96                        1            14,360,000        0.8          1.45           73.83
       120                      123         1,664,578,881       88.6          1.34           72.49
       180                        6            24,179,995        1.3          1.21           70.37
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

REMAINING TERM TO MATURITY OR ARD
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
     RANGE OF                                AGGREGATE                                      CUT-OFF
     REMAINING                NUMBER          CUT-OFF          % OF                          DATE
     TERMS TO                   OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
     MATURITY/               MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF          VALUE
     ARD (MOS)                LOANS           BALANCE        BALANCE         DSCR            RATIO
----------------------------------------------------------------------------------------------------

 58 to  59                        1        $   15,558,230        0.8%         1.45x          71.70%
 60 to  83                        3           159,541,365        8.5          1.43           64.73
 84 to 114                        8           106,461,487        5.7          1.32           71.01
115 to 120                      116         1,572,477,394       83.7          1.34           72.60
121 to 176                        6            24,179,995        1.3          1.21           70.37
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

ORIGINAL AMORTIZATION TERM
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                             AGGREGATE                                    WTD. AVG.
     RANGE OF                 NUMBER          CUT-OFF          % OF                        CUT-OFF
     ORIGINAL                   OF              DATE         INITIAL       WTD. AVG.        DATE
   AMORTIZATION              MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF       LOAN-TO-
   TERMS (MOS)                LOANS           BALANCE        BALANCE         DSCR        VALUE RATIO
----------------------------------------------------------------------------------------------------

  Interest Only                   7        $  206,650,000       11.0%         1.70x          62.23%
       300                       19           174,211,237        9.3          1.37           69.01
       360                      105         1,446,492,234       77.0          1.30           73.39
       420                        3            50,865,000        2.7          1.20           75.29
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

REMAINING AMORTIZATION TERM
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                          WTD. AVG.
                                             AGGREGATE                                     CUT-OFF
      RANGE OF                NUMBER          CUT-OFF          % OF                          DATE
     REMAINING                  OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
    AMORTIZATION             MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF         VALUE
    TERMS (MOS)               LOANS           BALANCE        BALANCE         DSCR           RATIO
----------------------------------------------------------------------------------------------------

Interest Only                     7        $  206,650,000       11.0%         1.70x          62.23%
292 to 300                       19           174,211,237        9.3          1.37           69.01
301 to 360                      105         1,446,492,234       77.0          1.30           73.39
361 to 420                        3            50,865,000        2.7          1.20           75.29
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

MORTGAGE LOAN TYPE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                              AGGREGATE                                     CUT-OFF
                              NUMBER           CUT-OFF         % OF                          DATE
                                OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
    MORTGAGE LOAN            MORTGAGE         PRINCIPAL    LOAN GROUP 1     U/W NCF          VALUE
         TYPE                 LOANS            BALANCE       BALANCE         DSCR            RATIO
----------------------------------------------------------------------------------------------------

Partial IO/Balloon               63        $  967,952,500       51.5%         1.26x          72.60%
Balloon                          48           606,135,394       32.3          1.38           73.88
Interest Only                     7           206,650,000       11.0          1.70           62.23
Partial IO/ARD                   11            68,374,000        3.6          1.21           75.92
ARD                               5            29,106,578        1.5          1.40           60.34
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

                                     Page 19

                            FREE WRITING PROSPECTUS
                                 CGCMT 2006-C4

--------------------------------------------------------------------------------
                 MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                             AGGREGATE                                      CUT-OFF
                              NUMBER          CUT-OFF          % OF                          DATE
    RANGE OF                    OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
     U/W NCF                 MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF          VALUE
      DSCR                    LOANS           BALANCE        BALANCE         DSCR            RATIO
----------------------------------------------------------------------------------------------------

1.15x to 1.19x                    3        $   36,395,122        1.9%         1.17x          75.87%
1.20x to 1.24x                   71         1,075,660,642       57.3          1.21           74.72
1.25x to 1.29x                   14            77,134,019        4.1          1.27           72.45
1.30x to 1.34x                   15           121,136,013        6.4          1.32           71.58
1.35x to 1.39x                    4            32,519,336        1.7          1.38           72.65
1.40x to 1.44x                    6            54,549,951        2.9          1.43           69.81
1.45x to 1.49x                    7            62,384,675        3.3          1.47           70.10
1.50x to 1.99x                   11           333,588,713       17.8          1.57           68.32
2.00x to 2.52x                    3            84,850,000        4.5          2.30           48.81
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

PREPAYMENT PROVISION TYPE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                             AGGREGATE                                      CUT-OFF
                              NUMBER          CUT-OFF          % OF                          DATE
                                OF              DATE          INITIAL      WTD. AVG.       LOAN-TO-
   PREPAYMENT                MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF          VALUE
 PROVISION TYPE               LOANS           BALANCE         BALANCE        DSCR            RATIO
----------------------------------------------------------------------------------------------------

LO/Defeasance                   123        $1,764,396,037       93.9%         1.35x          71.85%
LO/Grtrx%UPBorYM                  8            86,522,434        4.6          1.35           71.27
LO/y%UPB+YM                       2            21,300,000        1.1          1.48           69.44
LO/YM                             1             6,000,000        0.3          1.21           74.07
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                             AGGREGATE                                      CUT-OFF
    RANGE OF                  NUMBER          CUT-OFF          % OF                          DATE
    CUT-OFF                     OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
      DATE                   MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF          VALUE
   LTV RATIO                  LOANS           BALANCE        BALANCE         DSCR            RATIO
----------------------------------------------------------------------------------------------------

39.05% to 60.00%                  9        $  182,841,451        9.7%         1.97x          50.63%
60.01% to 65.00%                 10            87,256,000        4.6          1.39           63.73
65.01% to 70.00%                 19           162,737,592        8.7          1.31           68.48
70.01% to 75.00%                 45           703,241,415       37.4          1.24           72.93
75.01% to 80.00%                 50           737,337,013       39.3          1.30           77.62
80.01% to 80.08%                  1             4,805,000        0.3          1.21           80.08
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                             AGGREGATE                                      CUT-OFF
     RANGE OF                 NUMBER          CUT-OFF          % OF                          DATE
     MATURITY                   OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
    DATE / ARD               MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF          VALUE
LOAN-TO-VALUE RATIO            LOANS          BALANCE        BALANCE         DSCR            RATIO
----------------------------------------------------------------------------------------------------

38.07% to 50.00%                  8        $  189,325,919       10.1%         1.95x          51.32%
50.01% to 60.00%                 35           259,178,068       13.8          1.32           69.56
60.01% to 65.00%                 28           377,232,875       20.1          1.26           71.18
65.01% to 70.00%                 32           641,645,244       34.2          1.31           75.63
70.01% to 74.37%                 31           410,836,365       21.9          1.22           77.26
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

ENCUMBERED INTEREST
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                              AGGREGATE                                     CUT-OFF
                              NUMBER           CUT-OFF         % OF                          DATE
                                OF              DATE         INITIAL        WTD. AVG.       LOAN-TO
          ENCUMBERED        MORTGAGED         PRINCIPAL    LOAN GROUP 1      U/W NCF        -VALUE
           INTEREST         PROPERTIES         BALANCE       BALANCE          DSCR           RATIO
----------------------------------------------------------------------------------------------------

Fee Simple                      244        $1,810,716,263       96.4%         1.34x          72.19%
Leasehold                         8            27,266,814        1.5          2.04           55.68
Fee in Part, Leasehold
  in Part                         4            40,235,395        2.1          1.35           65.23
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               256        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

SEASONING
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                           WTD. AVG.
                                             AGGREGATE                                      CUT-OFF
                              NUMBER          CUT-OFF          % OF                          DATE
                                OF              DATE         INITIAL       WTD. AVG.       LOAN-TO-
                             MORTGAGE        PRINCIPAL     LOAN GROUP 1     U/W NCF          VALUE
   SEASONING (MOS)            LOANS           BALANCE        BALANCE         DSCR            RATIO
----------------------------------------------------------------------------------------------------

0 to 5                          125        $1,768,215,619       94.1%         1.35x          71.84%
6 to 11                           8           105,235,335        5.6          1.32           70.88
  12                              1             4,767,517        0.3          1.27           78.93
----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               134        $1,878,218,471      100.0%         1.35X          71.81%
====================================================================================================

                                     Page 20

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     Page 21

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                             AGGREGATE      % OF INITIAL                   WTD. AVG.
                             NUMBER OF     CUT-OFF DATE         LOAN        WTD. AVG.     CUT-OFF DATE
     PROPERTY TYPE           MORTGAGED       PRINCIPAL        GROUP 2        U/W NCF     LOAN-TO-VALUE
        SUBTYPE              PROPERTIES       BALANCE         BALANCE         DSCR           RATIO
-------------------------------------------------------------------------------------------------------

Multifamily                      33        $ 385,317,567       100.0%         1.27x          71.15%
  Conventional                   27          326,912,673        84.8          1.28           70.79
  Student Housing                 5           49,745,040        12.9          1.21           74.15
  Section 8                       1            8,659,854         2.2          1.27           67.66
-------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                33        $ 385,317,567       100.0%         1.27X          71.15%
=======================================================================================================

GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                             AGGREGATE      % OF INITIAL                   WTD. AVG.
                             NUMBER OF     CUT-OFF DATE         LOAN        WTD. AVG.    CUT-OFF DATE
                             MORTGAGED       PRINCIPAL        GROUP 2        U/W NCF     LOAN-TO-VALUE
     STATE/REGION            PROPERTIES       BALANCE         BALANCE         DSCR           RATIO
-------------------------------------------------------------------------------------------------------

California                        2        $  60,500,000        15.7%         1.23x          69.56%
  Southern California(1)          1           55,000,000        14.3          1.23           69.18
  Northern California(1)          1            5,500,000         1.4          1.22           73.33
Arizona                           3           37,500,000         9.7          1.51           62.32
Pennsylvania                      1           33,000,000         8.6          1.20           70.66
Ohio                              3           26,429,343         6.9          1.21           67.45
Georgia                           1           25,600,000         6.6          1.26           79.01
Wisconsin                         3           23,612,768         6.1          1.35           67.99
New Jersey                        1           20,000,000         5.2          1.20           76.92
North Carolina                    1           17,500,000         4.5          1.21           68.63
Michigan                          1           15,190,000         3.9          1.22           77.50
Kansas                            1           14,800,000         3.8          1.38           69.00
Other                            16          111,185,456        28.9          1.25           73.65
-------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                  33        $ 385,317,567       100.0%         1.27X          71.15%
=======================================================================================================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

INITIAL LOAN GROUP 2 PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                    MONTHS FOLLOWING CUT-OFF DATE

     PREPAYMENT RESTRICTION            0         12         24          36         48        60
-------------------------------------------------------------------------------------------------

Remaining Aggregate Mortgage Loan
  Pool Balance(2)                   100.00%     99.75%     99.44%     98.77%     97.86%    89.28%
Locked/Defeasance                   100.00%    100.00%    100.00%    100.00%    100.00%    81.85%
  Locked                            100.00%    100.00%    100.00%     17.12%     16.81%     0.00%
  Defeasance                          0.00%      0.00%      0.00%     82.88%     83.19%    81.85%
Yield Maintenance (All)               0.00%      0.00%      0.00%      0.00%      0.00%    18.15%
  Grtr1%UPBorYM                       0.00%      0.00%      0.00%      0.00%      0.00%    18.15%
  2%+YM                               0.00%      0.00%      0.00%      0.00%      0.00%     0.00%
  YM                                  0.00%      0.00%      0.00%      0.00%      0.00%     0.00%
Open                                  0.00%      0.00%      0.00%      0.00%      0.00%     0.00%
-------------------------------------------------------------------------------------------------
TOTAL                               100.00%    100.00%    100.00%    100.00%    100.00%   100.00%
=================================================================================================

-------------------------------------------------------------------------------------------------
                                                      MONTHS FOLLOWING CUT-OFF DATE

     PREPAYMENT RESTRICTION               72           84          96          108         120
-------------------------------------------------------------------------------------------------

Remaining Aggregate Mortgage Loan
  Pool Balance(2)                       88.14%       83.24%      81.84%       80.35%       1.58%
Locked/Defeasance                       81.92%       81.19%      81.22%       81.26%     100.00%
  Locked                                 0.00%        0.00%       0.00%        0.00%       0.00%
  Defeasance                            81.92%       81.19%      81.22%       81.26%     100.00%
Yield Maintenance (All)                 18.08%       18.81%      18.78%        2.92%       0.00%
  Grtr1%UPBorYM                         18.08%       18.81%      18.78%        2.92%       0.00%
  2%+YM                                  0.00%        0.00%       0.00%        0.00%       0.00%
  YM                                     0.00%        0.00%       0.00%        0.00%       0.00%
Open                                     0.00%        0.00%       0.00%       15.82%       0.00%
-------------------------------------------------------------------------------------------------
TOTAL                                  100.00%      100.00%     100.00%      100.00%     100.00%
=================================================================================================

(1)   All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
      Initial Mortgage Pool Balance a the specified point in time.

                                     Page 22

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
         RANGE OF                            AGGREGATE         % OF                       WTD. AVG.
         CUT-OFF               NUMBER         CUT-OFF         INITIAL                      CUT-OFF
           DATE                  OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
        PRINCIPAL             MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
         BALANCES              LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

   $865,000 to  $4,999,999        5        $  16,597,111         4.3%         1.47x          63.88%
 $5,000,000 to  $9,999,999       14           96,185,416        25.0          1.24           72.60
$10,000,000 to $14,999,999        5           68,078,040        17.7          1.33           69.85
$15,000,000 to $19,999,999        3           48,690,000        12.6          1.35           69.96
$20,000,000 to $24,999,999        2           42,167,000        10.9          1.20           72.34
$25,000,000 to $29,999,999        1           25,600,000         6.6          1.26           79.01
$30,000,000 to $39,999,999        1           33,000,000         8.6          1.20           70.66
$40,000,000 to $55,000,000        1           55,000,000        14.3          1.23           69.18
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

MORTGAGE RATES
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                             AGGREGATE         % OF                       WTD. AVG.
                               NUMBER         CUT-OFF         INITIAL                      CUT-OFF
     RANGE OF                    OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
     MORTGAGE                 MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
       RATES                   LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

4.3750% to 5.4999%               10        $ 163,041,768        42.3%         1.30x          70.36%
5.5000% to 5.7499%               12          125,262,212        32.5          1.26           71.53
5.7500% to 5.9999%                4           66,845,000        17.3          1.22           73.16
6.0000% to 6.4999%                5           23,272,197         6.0          1.32           68.00
6.5000% to 7.5600%                1            6,896,389         1.8          1.15           74.00
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

ORIGINAL TERM TO MATURITY OR ARD
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
     RANGE OF                                AGGREGATE         % OF                       WTD. AVG.
     ORIGINAL                  NUMBER         CUT-OFF         INITIAL                      CUT-OFF
     TERMS TO                    OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
     MATURITY/                MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
     ARD (MOS)                 LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

      60                          3        $  30,126,251         7.8%         1.44x          68.45%
      84                          1           14,000,000         3.6          1.44           63.06
      120                        27          334,294,927        86.8          1.25           71.67
      180                         1            6,896,389         1.8          1.15           74.00
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

REMAINING TERM TO MATURITY OR ARD
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
      RANGE OF                               AGGREGATE         % OF                       WTD. AVG.
      REMAINING                NUMBER         CUT-OFF         INITIAL                      CUT-OFF
      TERMS TO                   OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
      MATURITY/               MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
      ARD (MOS)                LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

 55 to  59                        3        $  30,126,251         7.8%         1.44x          68.45%
 60 to  83                        1           14,000,000         3.6          1.44           63.06
 84 to 114                        3           83,032,000        21.5          1.24           68.27
115 to 120                       24          251,262,927        65.2          1.26           72.80
121 to 179                        1            6,896,389         1.8          1.15           74.00
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

ORIGINAL AMORTIZATION TERM
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
      RANGE OF                               AGGREGATE         % OF                       WTD. AVG.
      ORIGINAL                 NUMBER         CUT-OFF         INITIAL                      CUT-OFF
    AMORTIZATION                 OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
        TERMS                 MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
        (MOS)                  LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

Interest Only                     2        $  30,000,000         7.8%         1.54x          63.70%
    360                          30          355,317,567        92.2          1.25           71.78
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

REMAINING AMORTIZATION TERM
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
       RANGE OF                              AGGREGATE         % OF                       WTD. AVG.
      REMAINING                NUMBER         CUT-OFF         INITIAL                      CUT-OFF
     AMORTIZATION                OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
        TERMS                 MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
        (MOS)                  LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

Interest Only                     2        $  30,000,000         7.8%         1.54x          63.70%
301 to 360                       30          355,317,567        92.2          1.25           71.78
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

MORTGAGE LOAN TYPE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                             AGGREGATE         % OF                       WTD. AVG.
                               NUMBER         CUT-OFF         INITIAL                      CUT-OFF
                                 OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
                              MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
 MORTGAGE LOAN TYPE            LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

Partial IO/Balloon               18        $ 274,127,000        71.1%         1.24x          72.11%
Balloon                          12           81,190,567        21.1          1.28           70.65
Interest Only                     2           30,000,000         7.8          1.54           63.70
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

                                     Page 23

                            FREE WRITING PROSPECTUS
                                 CGCMT 2006-C4

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                             AGGREGATE         % OF                       WTD. AVG.
       RANGE OF                NUMBER         CUT-OFF         INITIAL                      CUT-OFF
         U/W                     OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
         NCF                  MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
         DSCR                  LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

1.15x to 1.19x                    1        $   6,896,389         1.8%         1.15x          74.00%
1.20x to 1.24x                   19          246,688,555        64.0          1.21           72.53
1.25x to 1.29x                    4           52,509,854        13.6          1.26           75.47
1.30x to 1.34x                    1           13,472,999         3.5          1.31           67.87
1.35x to 1.39x                    2           22,300,000         5.8          1.39           64.90
1.40x to 1.44x                    2           19,865,000         5.2          1.44           62.16
1.45x to 1.94x                    3           23,584,768         6.1          1.67           61.63
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

PREPAYMENT PROVISION TYPE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                             AGGREGATE         % OF                       WTD. AVG.
                               NUMBER         CUT-OFF         INITIAL                      CUT-OFF
                                 OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
      PREPAYMENT              MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
       PREMIUM                 LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

LO/Defeasance                    29        $ 319,967,567        83.0%         1.27x          71.52%
LO/Grtrx%UPBorYM                  3           65,350,000        17.0          1.26           69.33
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
      RANGE OF                               AGGREGATE         % OF                       WTD. AVG.
       CUT-OFF                 NUMBER         CUT-OFF         INITIAL                      CUT-OFF
        DATE                     OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
         LTV                  MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
        RATIO                  LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

48.15% to 60.00%                  3        $  15,965,000         4.1%         1.50x          56.58%
60.01% to 65.00%                  5           39,247,111        10.2          1.52           63.24
65.01% to 70.00%                  6          131,599,854        34.2          1.25           68.69
70.01% to 75.00%                  7           79,155,562        20.5          1.22           72.24
75.01% to 79.17%                 11          119,350,040        31.0          1.22           77.69
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

MATURITY LOAN-TO-VALUE RATIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                             AGGREGATE         % OF                       WTD. AVG.
                               NUMBER         CUT-OFF         INITIAL                      CUT-OFF
  RANGE OF MATURITY              OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
  DATE/ARD LOAN-TO-           MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
     VALUE RATIO               LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

40.98% to 50.00%                  1        $   2,600,000         0.7%         1.94x          48.15%
50.01% to 60.00%                  8           51,641,354        13.4          1.33           65.06
60.01% to 65.00%                  6          120,937,962        31.4          1.30           68.73
65.01% to 70.00%                 15          169,348,251        44.0          1.23           73.33
70.01% to 74.37%                  2           40,790,000        10.6          1.24           78.45
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

ENCUMBERED INTEREST
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                             AGGREGATE         % OF                       WTD. AVG.
                               NUMBER         CUT-OFF         INITIAL                      CUT-OFF
                                 OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
      ENCUMBERED             MORTGAGED       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
       INTEREST              PROPERTIES       BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

Fee Simple                       32        $ 365,317,567        94.8%         1.28x          70.83%
Leasehold                         1           20,000,000         5.2          1.20           76.92
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                33        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

SEASONING
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                             AGGREGATE         % OF                       WTD. AVG.
                               NUMBER         CUT-OFF         INITIAL                      CUT-OFF
                                 OF            DATE            LOAN         WTD. AVG.     DATE LOAN-
       SEASONING              MORTGAGE       PRINCIPAL        GROUP 2        U/W NCF       TO-VALUE
         (MOS)                 LOANS          BALANCE         BALANCE         DSCR          RATIO
-----------------------------------------------------------------------------------------------------

0 to 5                           29        $ 302,285,567        78.5%         1.28x          71.94%
6 to 11                           3           83,032,000        21.5          1.24           68.27
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                32        $ 385,317,567       100.0%         1.27X          71.15%
=====================================================================================================

                                     Page 24

                            FREE WRITING PROSPECTUS
                                 CGCMT 2006-C4

--------------------------------------------------------------------------------
                               TEN LARGEST LOANS
--------------------------------------------------------------------------------

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CUT-OFF
                                                                                                                       DATE
                                            LOAN       LOAN              PROPERTY                                   PRINCIPAL
         LOAN NAME / PROPERTY NAME         SELLER      GROUP               TYPE                CITY      STATE       BALANCE
--------------------------------------------------------------------------------------------------------------------------------

 1)   ShopKo Portfolio                  CGM and BCRE     1      Retail, Industrial, Office    Various    Various   $200,000,000
 2)   Olen Pointe Brea Office Park           CGM         1                Office               Brea        CA       133,000,000
 3)   Reston Executive Center                CGM         1                Office              Reston       VA        93,000,000
 4)   Reckson II Office Portfolio            CGM         1                Office              Various    NY, NJ      72,000,000
 5)   Great Wolf Resorts Portfolio           CGM         1             Hospitality            Various    OH, WI      63,000,000
 6)   Emerald Isle Senior Apartments         PNC         2             Multifamily           Placentia     CA        55,000,000
 7)   20 North Orange                        CGM         1                Office              Orlando      FL        42,695,000
 8)   Kratsa Portfolio                       CGM         1             Hospitality            Various      PA        38,270,000
 9)   GT Portfolio                           CGM         1          Office, Industrial        Various      OK        38,000,000
10)   Flower Hill Promenade                  PNC         1                Retail              Del Mar      CA        36,500,000
                                                                                                                   ------------
      TOTAL/WTD. AVG.                                                                                              $771,465,000
================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                            CUT-OFF
                                             DATE        % OF       % OF       % OF                                   CUT-OFF
                                           PRINCIPAL    INITIAL    INITIAL   INITIAL                                   DATE
                                            BALANCE    MORTGAGE     LOAN       LOAN        STATED                    LOAN-TO-
                                              PER        POOL      GROUP 1   GROUP 2     REMAINING       U/W NCF       VALUE
         LOAN NAME / PROPERTY NAME          SF/UNIT     BALANCE    BALANCE   BALANCE     TERM (MO.)       DSCR         RATIO
--------------------------------------------------------------------------------------------------------------------------------

 1)   ShopKo Portfolio                    $     50(1)     8.8%      10.6%                    120         1.51x(1)       76.39%(1)
 2)   Olen Pointe Brea Office Park             209        5.9        7.1                     118         1.20           70.74
 3)   Reston Executive Center                  191        4.1        5.0                      79         1.22           72.66
 4)   Reckson II Office Portfolio               79        3.2        3.8                     115         2.26           49.52
 5)   Great Wolf Resorts Portfolio         108,621        2.8        3.4                      81         1.74           52.28
 6)   Emerald Isle Senior Apartments       130,332        2.4                  14.3          109         1.23           69.18
 7)   20 North Orange                          158        1.9        2.3                     112         1.20           74.64
 8)   Kratsa Portfolio                      82,657        1.7        2.0                     120         1.31           74.53
 9)   GT Portfolio                              44        1.7        2.0                     115         1.21           79.90
10)   Flower Hill Promenade                    346        1.6        1.9                     120         1.24           75.09
                                                        -----
      TOTAL/WTD. AVG.                                    34.1%                               110         1.44X          69.90%
================================================================================================================================

(1)   Calculated based on the debt service or unpaid balance, as applicable, as of the cut-off date for the entire ShopKo Portfolio Loan Combination.

                                     Page 25

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                     Page 26

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     Page 27

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS(1)                                CGM (50%) and BCRE (50%)
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $200,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 8.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Spirit Finance Corporation
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            6.5875%
MATURITY DATE                                                       June 5, 2016
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                                    120 / 360
LOCKBOX                                                            In-Place Hard

UP-FRONT RESERVES
  TAX / INSURANCE                                                        No / No
  BURLINGTON RESERVE(2)                                               $1,790,000

ONGOING MONTHLY RESERVES(3)
  TAX / INSURANCE                                                      Springing
  REPLACEMENT                                                          Springing
  GROUND RENT                                                          Springing

ADDITIONAL FINANCING(1)(4)                                                   Yes

                                                                       LOAN
                                                                  COMBINATION(1)
                                                                  --------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $545,655,010
CUT-OFF DATE PRINCIPAL BALANCE / SF(5)                                       $50
CUT-OFF DATE LTV RATIO(5)                                                 76.39%
MATURITY DATE LTV RATIO(5)                                                65.89%
UW NCF DSCR(5)                                                             1.51x

--------------------------------------------------------------------------------

(1)   The total financing amount of the ShopKo Portfolio Properties is
      $545,655,010 (the "ShopKo Portfolio Loan Combination") evidenced by six pari passu notes. The ShopKo Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Barclays Capital Real Estate
      Inc. Two $100,000,000 pari passu notes, totaling $200,000,000, which evidence the ShopKo Portfolio Loan, are included in the trust fund. The remaining four pari passu companion notes totaling $345,655,010 are not included in this trust fund.

(2)   See "--Burlington Reserve" below.

(3)   Reserve deposits for tax, insurance, replacement reserve and ground rent will be springing in the event of default or failure of the EBITDAR test.
      In the event the Tenant's ratio of EBITDAR to interest and operating lease expenses drops below (i) 1.15x lender will begin escrowing reserves on a monthly basis, subject to a 90 day delay in receiving the escrow payments from the operating tenant, or (ii) 1.10x lender will sweep 50% of the excess cash flow, or (iii) 1.00x lender will sweep 100% of the excess cash flow.

(4)   See "--Additional Financing" below.

(5)   The Cut-off Date Principal Balance/SF, Cut-off Date LTV Ratio, Maturity
      Date LTV Ratio and U/W NCF DSCR used throughout this free writing prospectus were calculated based upon the aggregate indebtedness of the entire Shopko Portfolio Loan Combination.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               112
LOCATION                                                                 Various
PROPERTY TYPE                                                            Various
SIZE (SF)                                                             10,974,960
OCCUPANCY % AS OF MAY 31, 2006                                            100.0%
YEAR BUILT / YEAR RENOVATED                                              Various
APPRAISED VALUE                                                     $714,325,000
PROPERTY MANAGEMENT                                                          NAP
UW ECONOMIC OCCUPANCY %                                                    97.0%
UW REVENUES                                                          $64,440,146
UW EXPENSES                                                          $   322,201
UW NET OPERATING INCOME (NOI)                                        $64,117,945
UW NET CASH FLOW (NCF)                                               $63,020,449

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                  SHOPKO PORTFOLIO TENANT SUMMARY

                                                                                                                        DATE OF
                               RATINGS         NET RENTABLE     % OF NET                     ACTUAL      % OF ACTUAL     LEASE
       TENANT NAME      FITCH/MOODY'S/S&P(1)     AREA (SF)    RENTABLE AREA    RENT PSF       RENT          RENT       EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

ShopKo Stores, Inc.           NR/NR/NR          10,974,960       100.0%         $ 6.05     $66,433,140     100.0%       05/31/26
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     Page 28

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                  SHOPKO PORTFOLIO

                                                                        CUT-OFF DATE
                                PROPERTY           PROPERTY              ALLOCATED
PROPERTY NAME                     TYPE             LOCATION            TRUST BALANCE
------------------------------------------------------------------------------------

10808 South 132nd Street       Industrial         Omaha, NE             $5,235,494
700 Pilgrim Way                  Office         Green Bay, WI           $5,179,498
1717 Lawrence Drive            Industrial        De Pere, WI            $3,863,625
301 Bay Park Square              Retail        Ashwaubenon, WI          $3,230,886
55 Lake Boulevard                Retail          Redding, CA            $2,981,711
217 West Ironwood Drive          Retail       Coeur D'Alene, ID         $2,939,715
1001 East Gowen Road           Industrial         Boise, ID             $2,925,716
801 West Central Entrance
  (Highway 53)                   Retail           Duluth, MN            $2,799,728
4161 Second Street South
  (Highway 23)                   Retail        Saint Cloud, MN          $2,687,739
7401 Mineral Point Road          Retail          Madison, WI            $2,528,155
1000 West Northland Avenue       Retail          Appleton, WI           $2,502,957
2201 Zeier Road                  Retail          Madison, WI            $2,407,766
1850 Madison Avenue              Retail          Mankato, MN            $2,365,770
2820 Highway 63 South            Retail         Rochester , MN          $2,365,770
3708 Highway 63 North            Retail         Rochester, MN           $2,365,770
3200 Broadway Street             Retail           Quincy, IL            $2,357,372
2430 East Mason Street           Retail         Green Bay, WI           $2,351,772
867 North Columbia Center
  Boulevard                      Retail         Kennewick, WA           $2,323,775
14445 West Center Road           Retail           Omaha, NE             $2,267,780
5646 North 90th Street           Retail           Omaha, NE             $2,267,780
616 West Johnson Street          Retail        Fond du Lac, WI          $2,267,780
1150 West Washington Street      Retail         Marquette, MI           $2,264,980
1601 West 41st Street            Retail        Sioux Falls, SD          $2,239,783
1845 Haines Avenue               Retail         Rapid City, SD          $2,141,792
699 Green Bay Road               Retail           Neenah, WI            $2,099,796
955 West Clairemont Avenue       Retail         Eau Claire, WI          $2,099,796
1100 East Riverview
  Expressway                     Retail      Wisconsin Rapids, WI       $2,071,799
2510 South Reserve Street        Retail          Missoula, MT           $2,029,803
1300 Koeller Street              Retail          Oshkosh, WI            $2,007,405
800 East Maes Street             Retail          Kimberly, WI           $1,999,006
North 9520 Newport Highway       Retail          Spokane, WA            $1,959,810
4801 Washington Avenue           Retail           Racine, WI            $1,943,012
4515 South Regal Street          Retail          Spokane, WA            $1,937,412
1306 North Central Avenue        Retail         Marshfield, WI          $1,903,815
2500 US Highway 14               Retail         Janesville, WI          $1,903,815
1209 18th Avenue Northwest       Retail           Austin, MN            $1,889,817
501 Highway 10 Southeast         Retail        Saint Cloud, MN          $1,882,817
1400 Big Thunder Boulevard       Retail         Belvidere, IL           $1,875,818
2101 West Broadway               Retail           Monona, WI            $1,875,818
2208 North Webb Road             Retail        Grand Island, NE         $1,875,818
5300 52nd Street                 Retail          Kenosha, WA            $1,875,818
905 South 24th Street West       Retail          Billings, MT           $1,875,818
701 South Church Street          Retail         Watertown, WI           $1,870,219
1964 West Morton Avenue          Retail        Jacksonville, IL         $1,856,220
4200 South 27th Street           Retail          Lincoln, NE            $1,842,221
1710 South Main Street           Retail         West Bend, WI           $1,828,223
1578 Appleton Road               Retail          Menasha, WI            $1,819,823
2761 Prairie Avenue              Retail           Beloit, WI            $1,819,823
9366 State Highway 16            Retail          Onalaska, WI           $1,805,825
2602 Shopko Drive                Retail          Madison, WI            $1,777,827
518 South Taylor Drive           Retail         Sheboygan, WI           $1,777,827
1553 West 9000 South             Retail        West Jordan, UT          $1,763,829
2290 South 1300 East             Retail       Salt Lake City, UT        $1,763,829
405 Cottonwood Drive             Retail           Winona, MN            $1,763,829
5801 Summit View Avenue          Retail           Yakima, WA            $1,749,831
1900 North Main Street           Retail          Mitchell, SD           $1,735,832
1771 Wisconsin Avenue            Retail          Grafton, WI            $1,721,833
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                          SHOPKO PORTFOLIO

                                  YEAR                     OCCUPANCY %
                               BUILT/YEAR     PROPERTY     (AS OF MAY     APPRAISED     UNDERWRITTEN
PROPERTY NAME                  RENOVATED        SIZE        31, 2006)       VALUE       NET CASH FLOW
-----------------------------------------------------------------------------------------------------

10808 South 132nd Street       2000/2004      535,000         100.0%     $18,700,000     $1,618,703
700 Pilgrim Way                 2000/NAP      218,323         100.0%     $18,500,000     $1,632,487
1717 Lawrence Drive            1987/1992      494,000         100.0%     $13,800,000     $1,184,632
301 Bay Park Square            1979/2003      126,658         100.0%     $11,540,000     $1,019,272
55 Lake Boulevard              1989/2004       94,418         100.0%     $10,650,000       $942,909
217 West Ironwood Drive        1987/2004       84,379         100.0%     $10,500,000       $930,500
1001 East Gowen Road           1992/1997      347,000         100.0%     $10,450,000       $899,767
801 West Central Entrance
  (Highway 53)                  1993/NAP      119,842         100.0%     $10,000,000       $882,242
4161 Second Street South
  (Highway 23)                 1991/2004      100,803         100.0%      $9,600,000       $848,377
7401 Mineral Point Road        1980/2004       99,101         100.0%      $9,030,000       $797,576
1000 West Northland Avenue     1971/2004      112,794         100.0%      $8,940,000       $788,159
2201 Zeier Road                1988/1994       94,120         100.0%      $8,600,000       $759,623
1850 Madison Avenue            1971/1994       90,494         100.0%      $8,450,000       $746,572
2820 Highway 63 South           1981/NAP       90,499         100.0%      $8,450,000       $746,571
3708 Highway 63 North          1981/1992       90,499         100.0%      $8,450,000       $746,571
3200 Broadway Street            1986/NAP       97,537         100.0%      $8,420,000       $743,185
2430 East Mason Street         1966/2002      105,923         100.0%      $8,400,000       $740,558
867 North Columbia Center
  Boulevard                     1989/NAP      106,238         100.0%      $8,300,000       $731,584
14445 West Center Road         1985/1992       90,514         100.0%      $8,100,000       $715,272
5646 North 90th Street         1984/1992       90,441         100.0%      $8,100,000       $715,279
616 West Johnson Street        1985/1994      102,205         100.0%      $8,100,000       $714,103
1150 West Washington Street    1969/2004      124,761         100.0%      $8,090,000       $710,953
1601 West 41st Street          1987/1999       90,585         100.0%      $8,000,000       $706,323
1845 Haines Avenue              1988/NAP       94,106         100.0%      $7,650,000       $674,673
699 Green Bay Road             1990/2003       94,225         100.0%      $7,500,000       $661,247
955 West Clairemont Avenue     1978/2003       94,705         100.0%      $7,500,000       $661,199
1100 East Riverview
  Expressway                   1969/2004      100,247         100.0%      $7,400,000       $651,703
2510 South Reserve Street       1987/NAP      102,327         100.0%      $7,250,000       $638,081
1300 Koeller Street            1984/1992       90,464         100.0%      $7,170,000       $632,114
800 East Maes Street           1979/1994       98,030         100.0%      $7,140,000       $628,675
North 9520 Newport Highway      1986/NAP       94,076         100.0%      $7,000,000       $616,551
4801 Washington Avenue         1979/1994      100,010         100.0%      $6,940,000       $610,592
4515 South Regal Street         1995/NAP       99,279         100.0%      $6,920,000       $608,877
1306 North Central Avenue      1968/2000      101,483         100.0%      $6,800,000       $597,926
2500 US Highway 14             1980/1994       98,005         100.0%      $6,800,000       $598,273
1209 18th Avenue Northwest     1983/1993       90,461         100.0%      $6,750,000       $594,557
501 Highway 10 Southeast       1985/1993       90,414         100.0%      $6,725,000       $592,326
1400 Big Thunder Boulevard      1995/NAP       77,690         100.0%      $6,700,000       $591,363
2101 West Broadway             1981/1994       97,931         100.0%      $6,700,000       $589,339
2208 North Webb Road           1983/1993      103,875         100.0%      $6,700,000       $588,744
5300 52nd Street               1980/1994       97,961         100.0%      $6,700,000       $589,336
905 South 24th Street West      1990/NAP      100,800         100.0%      $6,700,000       $589,052
701 South Church Street        1972/1995       96,325         100.0%      $6,680,000       $587,711
1964 West Morton Avenue         1996/NAP      101,688         100.0%      $6,630,000       $582,703
4200 South 27th Street         1983/1993       86,739         100.0%      $6,580,000       $579,727
1710 South Main Street         1972/1995       94,130         100.0%      $6,530,000       $574,517
1578 Appleton Road             1981/1994       81,171         100.0%      $6,500,000       $573,130
2761 Prairie Avenue            1978/1993       93,845         100.0%      $6,500,000       $571,863
9366 State Highway 16           1989/NAP       94,413         100.0%      $6,450,000       $567,335
2602 Shopko Drive              1982/1994       98,160         100.0%      $6,350,000       $558,018
518 South Taylor Drive          1993/NAP       97,859         100.0%      $6,350,000       $558,048
1553 West 9000 South            1988/NAP       94,230         100.0%      $6,300,000       $553,940
2290 South 1300 East            1991/NAP       94,222         100.0%      $6,300,000       $553,940
405 Cottonwood Drive           1986/1995       84,375         100.0%      $6,300,000       $554,925
5801 Summit View Avenue         1988/NAP       94,237         100.0%      $6,250,000       $549,468
1900 North Main Street          1973/NAP       71,846         100.0%      $6,200,000       $547,236
1771 Wisconsin Avenue           1989/NAP       83,363         100.0%      $6,150,000       $541,613
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--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                 SHOPKO PORTFOLIO

                                                                       CUT-OFF DATE
                                PROPERTY           PROPERTY              ALLOCATED
PROPERTY NAME                     TYPE             LOCATION            TRUST BALANCE
------------------------------------------------------------------------------------

4344 Mormon Coulee Road
 (State Highway 14)              Retail         La Crosse, WI            $1,707,834
1200 Susan Drive                 Retail         Marshall , MN            $1,688,236
2677 South Prairie View Road     Retail       Chippewa Falls, WI         $1,679,837
230 North Wisconsin Street       Retail          De Pere, WI             $1,668,638
3415 Calumet Avenue              Retail         Manitowoc, WI            $1,657,439
700 9th Avenue Southeast         Retail         Watertown, SD            $1,651,840
1105 East Grand Avenue           Retail         Rothschild, WI           $1,637,841
1200 Main Street
  (State Highway 10)             Retail       Stevens Point, WI          $1,637,841
125 Main Street                  Retail         Hutchinson, MN           $1,637,841
190 South 500 West               Retail       West Bountiful, UT         $1,637,841
500 North Highway 281            Retail          Aberdeen, SD            $1,595,845
301 Northwest Bypass             Retail        Great Falls, MT           $1,581,846
3101 North Montana Avenue        Retail           Helena, MT             $1,581,846
South 1450 Grand Avenue          Retail          Pullman, WA             $1,581,846
500 South Carpenter Avenue       Retail         Kingsford, MI            $1,573,448
4060 Riverdale Road              Retail         Riverdale, UT            $1,545,450
615 South Monroe                 Retail         Mason City, IA           $1,539,851
1150 North Main Street           Retail           Layton, UT             $1,528,652
2655 Broadway Avenue             Retail           Boise, ID              $1,483,856
4850 West 3500 South             Retail      West Valley City, UT        $1,478,257
1001 South Highway 15
  (State Street)                 Retail          Fairmont, MN            $1,455,859
1450 East Geneva Street          Retail          Delavan, WI             $1,455,859
601 Galvin Road South            Retail          Bellevue, NE            $1,455,859
1018 Washington Boulevard        Retail           Ogden, UT              $1,433,461
1777 Paulson Road                Retail        River Falls, WI           $1,427,862
405 West 8th Street              Retail           Monroe, WI             $1,413,863
2610 North Bridge Avenue         Retail         Albert Lea, MN           $1,399,864
2005 Krenzien Drive              Retail          Norfolk, NE             $1,385,865
510 East Philip Avenue           Retail        North Platte, NE          $1,377,466
2530 First Avenue North          Retail          Escanaba, MI            $1,366,267
1755 North Humiston Avenue       Retail        Worthington, MN           $1,357,868
2100 Caldwell Boulevard          Retail           Nampa, ID              $1,355,069
900 West Memorial Drive          Retail          Houghton, MI            $1,301,874
2741 Roosevelt Street            Retail         Marinette, WI            $1,265,477
2266 North University
  Parkway                        Retail           Provo, UT              $1,262,678
1649 Pole Line Road East         Retail         Twin Falls, ID           $1,259,878
320 County Road O                Retail         Rice Lake, WI            $1,170,286
4215 Yellowstone Highway         Retail          Chubbuck, ID            $1,145,089
800 East 17th Street             Retail        Idaho Falls, ID           $1,139,490
1350 North Galena Avenue         Retail           Dixon, IL              $1,091,894
1600 Rose Street                 Retail        Walla Walla , WA          $1,063,897
2530 Rudkin Road*                Retail         Union Gap, WA            $1,021,901
555 West South Street            Retail          Freeport, IL            $1,021,901
955 North Main Street            Retail        Spanish Fork, UT          $1,010,702
1341 North Main Street*          Retail           Logan, UT                $979,905
747 South Main Street            Retail        Brigham City, UT            $979,905
1425 Janesville Avenue           Retail       Fort Atkinson, WI            $949,108
2120 Thain Grade*                Retail          Lewiston, ID              $867,916
3705 Monroe Road                 Retail         Ledgeview, WI              $839,919
2585 Lineville Road              Retail           Howard, WI               $811,921
1190 North 6th Street            Retail          Monmouth, IL              $753,127
1450 West Main Avenue          Industrial        De Pere, WI               $649,537
East 13414 Sprague Avenue*       Retail       Spokane Valley, WA           $615,940
313 North Roosevelt Avenue*      Retail         Burlington, IA             $501,151
1011 North Wisconsin Street      Retail      Port Washington, WI           $447,957
                                                                       ------------
                                                                       $200,000,000
                                                                       ============
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                          SHOPKO PORTFOLIO

                                  YEAR                     OCCUPANCY %
                               BUILT/YEAR     PROPERTY     (AS OF MAY     APPRAISED     UNDERWRITTEN
PROPERTY NAME                  RENOVATED        SIZE        31, 2006)       VALUE       NET CASH FLOW
-----------------------------------------------------------------------------------------------------

4344 Mormon Coulee Road
 (State Highway 14)             1978/1992        88,161        100.0%       $6,100,000       $536,662
1200 Susan Drive                 1972/NAP        71,847        100.0%       $6,000,000       $532,034
2677 South Prairie View Road    1982/1993        91,012        100.0%       $6,000,000       $527,435
230 North Wisconsin Street      1967/2002        65,459        100.0%       $5,960,000       $526,413
3415 Calumet Avenue             1977/1995        87,954        100.0%       $5,920,000       $520,587
700 9th Avenue Southeast         1985/NAP        66,745        100.0%       $5,900,000       $520,919
1105 East Grand Avenue          1977/1995        88,030        100.0%       $5,850,000       $514,319
1200 Main Street
  (State Highway 10)             1985/NAP        90,334        100.0%       $5,850,000       $514,089
125 Main Street                  1991/NAP        71,806        100.0%       $5,850,000       $515,942
190 South 500 West               1991/NAP       100,761        100.0%       $5,850,000       $513,046
500 North Highway 281            1984/NAP        66,735        100.0%       $5,700,000       $503,036
301 Northwest Bypass             1985/NAP        90,505        100.0%       $5,650,000       $496,187
3101 North Montana Avenue        1992/NAP       116,992        100.0%       $5,650,000       $493,539
South 1450 Grand Avenue          1996/NAP        77,559        100.0%       $5,650,000       $497,482
500 South Carpenter Avenue       1970/NAP        94,250        100.0%       $5,620,000       $493,130
4060 Riverdale Road              1990/NAP        94,248        100.0%       $5,520,000       $484,188
615 South Monroe                 1985/NAP        90,430        100.0%       $5,500,000       $482,782
1150 North Main Street           1988/NAP        94,013        100.0%       $5,460,000       $478,846
2655 Broadway Avenue             1989/NAP       100,843        100.0%       $5,300,000       $463,856
4850 West 3500 South             1989/NAP        94,336        100.0%       $5,280,000       $462,718
1001 South Highway 15
  (State Street)                1984/1993        66,781        100.0%       $5,200,000       $458,320
1450 East Geneva Street          1995/NAP        75,844        100.0%       $5,200,000       $457,413
601 Galvin Road South           1984/1992        67,256        100.0%       $5,200,000       $458,272
1018 Washington Boulevard        1988/NAP        94,230        100.0%       $5,120,000       $448,421
1777 Paulson Road                1994/NAP        75,775        100.0%       $5,100,000       $448,478
405 West 8th Street              1994/NAP        73,956        100.0%       $5,050,000       $444,189
2610 North Bridge Avenue        1985/1993        66,784        100.0%       $5,000,000       $440,435
2005 Krenzien Drive             1984/1994        66,827        100.0%       $4,950,000       $435,959
510 East Philip Avenue          1985/1993        70,118        100.0%       $4,920,000       $432,948
2530 First Avenue North          1971/NAP        83,179        100.0%       $4,880,000       $428,065
1755 North Humiston Avenue      1984/1993        66,713        100.0%       $4,850,000       $427,029
2100 Caldwell Boulevard          1986/NAP        90,526        100.0%       $4,840,000       $423,753
900 West Memorial Drive          1994/NAP        73,956        100.0%       $4,650,000       $408,420
2741 Roosevelt Street            1990/NAP        83,180        100.0%       $4,520,000       $395,872
2266 North University
  Parkway                        1988/NAP        94,042        100.0%       $4,510,000       $393,892
1649 Pole Line Road East         1986/NAP        94,068        100.0%       $4,500,000       $392,995
320 County Road O                1995/NAP        75,844        100.0%       $4,180,000       $366,202
4215 Yellowstone Highway         1986/NAP        90,430        100.0%       $4,090,000       $356,696
800 East 17th Street             1986/NAP        90,510        100.0%       $4,070,000       $354,899
1350 North Galena Avenue         1993/NAP        71,839        100.0%       $3,900,000       $341,564
1600 Rose Street                 1989/NAP        83,211        100.0%       $3,800,000       $331,485
2530 Rudkin Road*                1989/NAP        94,136        100.0%       $3,650,000       $378,094
555 West South Street            1994/NAP        75,844        100.0%       $3,650,000       $318,808
955 North Main Street            1991/NAP        71,345        100.0%       $3,610,000       $315,681
1341 North Main Street*          1989/NAP        94,225        100.0%       $3,500,000       $362,160
747 South Main Street            1990/NAP        71,340        100.0%       $3,500,000       $305,845
1425 Janesville Avenue          1984/1995        75,063        100.0%       $3,390,000       $295,636
2120 Thain Grade*                1987/NAP        94,091        100.0%       $3,100,000       $319,707
3705 Monroe Road                 2005/NAP        15,060        100.0%       $3,000,000       $266,762
2585 Lineville Road              2005/NAP        14,265        100.0%       $2,900,000       $257,899
1190 North 6th Street            1971/NAP        60,985        100.0%       $2,690,000       $234,448
1450 West Main Avenue            2000/NAP        28,953        100.0%       $2,320,000       $204,565
East 13414 Sprague Avenue*       1987/NAP        90,590        100.0%       $2,200,000       $224,507
313 North Roosevelt Avenue*      1985/NAP        80,327        100.0%       $1,790,000       $182,005
1011 North Wisconsin Street      1982/NAP        12,821        100.0%       $1,600,000       $141,794
                                             ----------                   ------------    -----------
                                             10,974,960        100.0%     $714,325,000    $63,020,449
                                             ==========                   ============    ===========
-----------------------------------------------------------------------------------------------------

(*)   Leasehold interest only.

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o   THE LOAN. The subject mortgage loan (the "ShopKo Portfolio Loan") is secured by a first mortgage encumbering 107 anchored retail centers (102 of which are fee simple and five of which are leasehold interest), four industrial buildings and one office building, (collectively, the "ShopKo Portfolio
    Properties"), located throughout the United States. The ShopKo Portfolio
    Loan represents approximately 8.8% of the initial mortgage pool balance. The
    ShopKo Portfolio Loan was originated on May 31, 2006. The ShopKo Portfolio
    Loan is evidenced by two pari passu promissory notes, one in the unpaid principal amount of $100,000,000 currently held by Citigroup Global Markets
    Realty Corp. and one in the unpaid principal amount of $100,000,000 currently held by Barclays Capital Real Estate Inc. The ShopKo Portfolio
    Loan constitutes part of an aggregate debt of $545,655,010, evidenced by six mortgage notes, together referred to as the ShopKo Portfolio Loan
    Combination, that are all obligations of related borrowers and entitled to payments of interest and principal on a pro rata and pari passu basis. Four
    ShopKo Portfolio mortgage notes will not be included in the trust fund, and the debt evidenced by each such note is referred to as a "ShopKo Portfolio
    Non-Trust Loan". It is expected that each ShopKo Portfolio Non-Trust Loan will be either transferred to third-party institutional investors and/or included in other commercial mortgage securitization transactions. However, the ShopKo Portfolio Non-Trust Loans will be serviced, along with the ShopKo
    Portfolio Loan, under the series 2006-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each ShopKo
    Portfolio Non-Trust Loan was a mortgage loan in the trust fund. However, the special servicer for the ShopKo Portfolio Loan Combination can be replaced
    (without cause) by the holders of ShopKo Portfolio Non-Trust Loans representing more than 50% of the total principal balance of all the ShopKo
    Portfolio Non-Trust Loans. The respective rights of the ShopKo Portfolio
    Non-Trust Loan Noteholders and the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL --
    The Loan Combinations -- The ShopKo Portfolio Loan Combination", in the
    offering prospectus dated June 12, 2006, related to the offered certificates.

    The ShopKo Portfolio Loan has a remaining term of 120 months and matures on
    June 5, 2016. The ShopKo Portfolio Loan may be prepaid on or after April 5,
    2016, and permits defeasance with United States government obligations beginning 2 years after the last issue date for any securities backed by any of the ShopKo Portfolio mortgage notes. However, the Shopko Portfolio Loan could be partially prepaid prior to the permitted defeasance dates as described under "Partial Releases" below.

o   THE BORROWER. The borrowers are Spirit SPE Portfolio 2006-1, LLC, a Delaware limited liability company, and Spirit SPE Portfolio 2006-2, LLC, a Delaware limited liability company, each a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Spirit Finance Corporation
    ("Spirit"). Spirit is a self-managed and self-advised REIT. Spirit was formed to acquire single tenant, operationally essential real estate leased on a long-term basis to retail, distribution and service-oriented companies throughout the United States, including restaurants, movie theaters, automotive parts stores, drugstores, educational facilities, and other similar businesses. Spirit purchased the ShopKo Portfolio Properties through the acquisition of 100% of the stock of ShopKo Stores Inc. from SKO Group
    Holding Corp.

o   THE PROPERTY. The ShopKo Portfolio Properties consist of approximately
    10,974,960 square feet of anchored retail, industrial and office buildings.
    The ShopKo Portfolio Properties were constructed between 1966 and 2005 and renovated between 1992 and 2004. The ShopKo Portfolio Properties are located throughout the United States. As of May 31, 2006, the occupancy rate for the
    ShopKo Portfolio Properties was approximately 100.0%.

    The sole tenant is ShopKo Stores Operating Co., LLC, a subsidiary of ShopKo
    Stores Inc. ("ShopKo") occupying 10,974,960 square feet, or approximately
    100.0% of the net rentable area. Incorporated in 1961, ShopKo is a mass merchandise retailer that provides general merchandise and retail health services through its two retail store chains in the United States under the store names "ShopKo" and "Pamida". ShopKo operates a total of 354 stores
    (138 ShopKo and 216 Pamida), with more than 22,000 employees throughout the
    Midwest, Mountain and Pacific Northwest regions. In 1991, ShopKo executed its initial pubic offering. In December 2005, Sun Capital purchased ShopKo for $1.15 billion in a going private transaction. ShopKo is being reorganized through the separation of the operating business from its real estate assets, as well as separating the ShopKo operating business from the
    Pamida business. ShopKo's operations will reside in Shopko Stores Operating
    Co. LLC ("ShopKo Operating Tenant") and Pamida Stores Operating Co. LLC
    ("Pamida Operating Tenant"). At loan origination, the ShopKo Operating
    Tenant signed a unitary lease for the 112 properties which comprise ShopKo
    Portfolio Properties (the "Operating Lease"). The Operating Lease expires in
    May 2026.

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o   LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control and lockbox bank shall transfer debt service and reserve payments, if any, to a lender-controlled cash management account. Beginning on the date when the
    Operating Tenant's EBITDAR ratio is less than 1.15x and ending when the
    Operating Tenant's EBITDAR ratio is at least 1.15x for 90 days, all payments in the lock box account are transferred to the cash management account.
    After payment of monthly debt service and funding of the reserve accounts, excess cash flow in the cash management account will be swept into an account under borrower's control, except if an event of default exists. In addition, if the Operating Tenant's "EBITDAR" (which will be calculated on a quarterly basis, based upon actual earnings before interest, tax, depreciation and amortization of ShopKo over the principal indebtedness of the ShopKo Portfolio Loan Combination) falls below (i) 1.10:1.00, lender shall reserve 50% of excess cash flow and (ii) 1.00:1.00, lender shall reserve 100% of excess cash flow.

o   ADDITIONAL FINANCING. The sponsor of the borrower is permitted to pledge indirect interests in the borrower in connection with a line of credit or similar corporate facility secured by all, or substantially all, of the sponsor's assets.

o   PARTIAL RELEASES. The related loan documents permit the borrowers to obtain the release of any of the ShopKo Portfolio Properties upon satisfaction of certain conditions. The ShopKo Portfolio Loan must be partially defeased in the amount of 120% of the allocated loan amount for the released parcel as a condition to a release. The portion of the allocated loan amount for each
    ShopKo Portfolio Property allocable to the ShopKo Portfolio Loan is listed in the ShopKo Portfolio property table on the preceding pages. However, a purchase option exists except that with respect to the property located at
    7401 Mineral Point Road, Madison, Wisconsin, and the release price will be equal to the greater of (i) 100% of the allocated loan amount or (ii) the price received by the respective borrower in connection with the exercise of the purchase option relating to such property. If such option is exercised before the permitted defeasance date, a yield maintenance payment is due instead of defeasance.

o   COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more of the ShopKo Portfolio Properties provided that certain conditions in the related loan documents are satisfied, including but not limited to the criteria for substitution set forth below.
    The respective borrower must pay a substitution fee equal to $2,500 per property being substituted plus reimburse lender for its out-of-pocket costs and expenses, if any, in connection with any such substitution. If such borrower elects to conduct a property substitution, such that another unencumbered asset or assets (the "Substitute Asset") is substituted for a property being released, the Substitute Asset shall be a new collateral for the respective ShopKo Portfolio Loan and must comply with the provisions of the loan agreement relating to substitutions of collateral, which provisions include, but are not limited to: (1) the Substitute Asset must be made subject to the same respective Operating Lease with no decline in underwritten net cash flow, (2) the appraised value of the Substitute Asset shall be equal to or greater than the appraised value of the property being released, (3) after giving effect to the substitution of property, the debt service coverage ratio shall not decrease, (4) after properties with an aggregate square footage of at least 10% of the original square footage demised under the Operating Lease have been substituted, the respective borrower shall have obtained, among other things, confirmation from each statistical rating agency that has assigned a rating to securities sold in any secondary market transaction in which the ShopKo Portfolio Loan has been included that such Substitute Asset shall not result in the downgrade, withdrawal or qualification of any securities backed by the respective
    ShopKo Portfolio Loan, (5) no event of default under the related loan documents has occurred and is continuing, (6) the respective borrower shall have delivered any legal opinion customarily required by the lender in connection with such substitution (including a REMIC opinion), (7) the property being substituted for shall be released from the Operating Lease,
    (8) ownership of the property being substituted shall be transferred out of the respective borrower to a third party or an affiliate of borrower, (9)
    with respect to the Substitute Asset, the lender shall have received an engineering report and an environmental report acceptable to lender and (10)
    the aggregate amount of net rentable area of the properties being substituted, when combined with any assigned, sublet or substituted property permitted under the related loan documents, may not exceed 20% of the net rentable area of the Operating Lease during any twelve month period or 30%
    of the respective net rentable area of the Operating Lease during the term of the ShopKo Portfolio Loan.

o   TENANT OPERATIONS. Subject to certain criteria contained in the Operating
    Lease, Operating Tenant shall have the right to cease operations for business in up to ten percent (10%) of the rentable square footage of the leased premises under the Operating Lease.

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                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

o   BURLINGTON RESERVE. The borrower deposited with the lender $1,790,000 at closing to enable the related borrower to purchase the fee interest in the property located at 313 North Roosevelt Avenue, Burlington, Iowa. The lender shall release such funds to the related borrower upon (i) acquisition of the fee estate by the related borrower and the spreading of the applicable mortgage to such fee estate or (ii) the acquisition of the fee estate by an affiliate of the related borrower and the extension of the ground lease for a term of not less than 20 years beyond the maturity date.

o   CONFIDENTIALITY. Certain financial information provided by the Operating
    Tenant is subject to a confidentiality agreement.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    133,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              5.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Olen Properties Corp.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5000%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      118 / 360
LOCKBOX                                 In-Place Hard, Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                       Yes / No
  REPLACEMENT(1)                                                         $94,825
  TI/LC (1)                                                             $539,725
  RENT STEP-UP RESERVE(2)                                             $1,533,215
ONGOING MONTHLY RESERVES
  TAX / INSURANCE(3)                                                    Yes / No

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $209
CUT-OFF DATE LTV RATIO                                                    70.74%
MATURITY DATE LTV RATIO                                                   61.97%
UW NCF DSCR                                                                1.20x

--------------------------------------------------------------------------------

(1)   At closing, the Borrower posted letters of credit (each, an "LOC") equal to the annual required replacement reserve and TI/LC reserve, which are
      $94,825 ($0.15/SF) and $539,725 ($0.85/SF), respectively. In the month of
      May during each year of the term of the loan the servicer will determine whether the Borrower has expended sufficient funds on capital expenditures and leasing costs during the prior loan years by subtracting the actual amounts expended by the Borrower on capital expenditures and leasing costs during such years from the amounts the Borrower was required to spend on capital expenditures and leasing costs during such years under the loan documents. In the event the Borrower has not spent sufficient sums on capital expenditures, the Borrower must either (i) make monthly deposits into the required replacement reserve until an amount equal to the deficiency has been deposited into the required replacement reserve or
      (ii) increase the amount of the LOC for the required replacement reserve by an amount equal to the deficiency. In the event the Borrower has not spent sufficient sums on leasing costs, the Borrower must either (x) make monthly deposits into the TI/LC reserve until an amount equal to the deficiency has been deposited into the TI/LC reserve or (y) increase the amount of the LOC for the TI/LC reserve by an amount equal to the deficiency. So long as no default exists, funds deposited into the required replacement reserve may be used by the Borrower to pay for capital expenditures, and funds deposited into the TI/LC reserve may be used by the Borrower to pay for leasing costs. In the event the Borrower increased the amount of any LOC due to a deficiency to expend sufficient funds, the Borrower may decrease the LOC back down to the original amount after the Servicer has determined that Borrower has expended sufficient funds.

(2)   At closing, the Borrower posted an LOC of $1,533,215 for future rent escalations under existing leases which are scheduled to occur before
      April 30, 2009. The LOC will be reduced each year as the rent escalations take effect. The LOC will be reduced on the payment date in May, 2007 and in May, 2008 to $917,060 and $376,018, respectively, and the LOC will no longer be required after the payment date in May, 2009. If any lease for which a rent escalation is anticipated is terminated or if the tenant under such lease defaults, the Borrower will be required to fund a lease recovery reserve in accordance with the loan documents to be used for leasing costs incurred in reletting the space.

(3)   So long as the subject property is covered under a multi-location blanket policy, monthly escrows for insurance premiums have been waived subject to the receipt of timely evidence of satisfactory coverage and the loan is not in default.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                                Brea, CA
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                636,922
OCCUPANCY % AS OF FEBRUARY 17, 2006                                        98.6%
YEAR BUILT / YEAR RENOVATED                                      1989-2006 / NAP
APPRAISED VALUE                                                     $188,000,000
PROPERTY MANAGEMENT                                        Realty Services Corp.
UW ECONOMIC OCCUPANCY %                                                    95.0%
UW REVENUES                                                          $15,719,004
UW EXPENSES                                                           $4,420,135
UW NET OPERATING INCOME (NOI)                                        $11,298,869
UW NET CASH FLOW (NCF)                                               $10,853,023

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                          OLEN POINTE BREA OFFICE PARK
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-----------------------------------------------------------------------------------------------------------------------------------
                                            OLEN POINTE BREA OFFICE PARK TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       % OF NET                                           DATE OF
                                        RATINGS         NET RENTABLE   RENTABLE                             % OF ACTUAL    LEASE
          TENANT NAME             FITCH/MOODY'S/S&P(1)    AREA (SF)      AREA      RENT PSF   ACTUAL RENT      RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

ResMAE Mortgage Corporation (2)
                                        NR/NR/NR           131,687        20.7%     $24.00    $ 3,160,488       21.1%     07/31/17
Avery Dennison Office Products          NR/A3/A-           131,411        20.6%     $24.32    $ 3,196,130       21.3%     08/31/15
Ventura Foods, LLC (3)                  NR/NR/NR           129,924        20.4%     $24.48    $ 3,180,540       21.2%     01/11/13
Hartford Fire Insurance                  A/A3/A-            61,544         9.7%     $22.18    $ 1,365,120        9.1%     03/31/07
Colby & Partners/Dentsu                 NR/NR/NR            14,058         2.2%     $23.83    $   334,938        2.2%     01/31/07

Top 5 Tenants                                              468,624        73.6%     $23.98    $11,237,216       74.9%     Various

Non-major Tenants                                          159,250        25.0%     $23.65    $ 3,767,057       25.1%     Various
                                                           -------       -----      ------    -----------       ----
Occupied Total                                             627,874        98.6%     $23.90    $15,004,273        100%

Vacant                                                       9,048         1.4%
                                                           -------       -----
COLLATERAL TOTAL                                           636,922       100.0%
                                                           =======       =====

-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Pursuant to the ResMAE Mortgage Corporation lease, the tenant received six months of free rent. Tenant is expected to begin paying rent on
      August 23, 2006.

(3)   Ventura Foods, LLC sub-leased a portion of the first floor and the entire second floor of the building and storage space in the warehouse at lease inception.

-----------------------------------------------------------------------------------------------------------------------
                                    OLEN POINTE BREA OFFICE PARK LEASE ROLLOVER(1)
-----------------------------------------------------------------------------------------------------------------------
                         Wtd. Avg. In Place
           # of Leases     Base Rent PSF     Total SF   % of Total    Cumulative %   % of In Place   Cumulative % of In
   Year      Rolling          Rolling        Rolling    SF Rolling   of SF Rolling    Rent Rolling   Place Rent Rolling
---------  -----------   ------------------  --------   ----------   -------------   -------------   ------------------

  2006           2            $23.68            4,279       0.7%          0.7%            0.7%              0.7%
  2007          19            $22.99          101,665      16.0%         16.6%           15.6%             16.3%
  2008          18            $23.66           59,782       9.4%         26.0%            9.4%             25.7%
  2009           8            $23.77           31,399       4.9%         30.9%            5.0%             30.7%
  2010           1            $21.60            1,732       0.3%         31.2%            0.2%             30.9%
  2011           4            $23.50           27,795       4.4%         35.6%            4.4%             35.3%
  2012           0            $ 0.00                0       0.0%         35.6%            0.0%             35.3%
  2013           2            $24.31          138,124      21.7%         57.3%           22.4%             57.6%
  2014           0            $ 0.00                0       0.0%         57.3%            0.0%             57.6%
  2015           1            $24.32          131,411      20.6%         77.9%           21.3%             78.9%
  2016           0            $ 0.00                0       0.0%         77.9%            0.0%             78.9%
                --                            -------      ----                          ----
 TOTALS         55                            496,187      77.9%                         78.9%
                                              =======      ====                          ====

-----------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Description of the Mortgage
      Pool--Additional Loan and Property Information--Tenant Matters" in the
      offering prospectus dated June 12, 2006.

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                          OLEN POINTE BREA OFFICE PARK
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o   THE LOAN. The subject mortgage loan (the "Olen Pointe Brea Office Park
    Loan") is secured by a first mortgage encumbering an office park complex located in Brea, California (the "Olen Pointe Brea Office Park Property").
    The Olen Pointe Brea Office Park Loan has a cut-off date principal balance of $133,000,000, represents approximately 5.9% of the initial mortgage pool balance. The Olen Pointe Brea Office Park Loan was originated on March 15,
    2006. The Olen Pointe Brea Office Park Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

    The Olen Pointe Brea Office Park Loan has a remaining term of 118 months and matures on April 11, 2016. The Olen Pointe Brea Office Park Loan may be
    prepaid on or after February 11, 2016, and permits defeasance with United
    States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWER. The borrower is Olen Pointe Brea, LLC ("Olen Pointe Brea
    Borrower"), a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Olen Properties Corp. ("Olen"). Formed in 1973 by
    Igor Olenicoff, Olen is headquartered in Newport Beach, California. Olen develops and owns office and industrial properties. Their portfolio consists of over 40 office and industrial properties totaling over five million square feet located in Orange County and over 30 apartment communities totaling over 10,000 apartment units in Las Vegas, Florida and Arizona. Olen self-manages all investment properties and typically holds their developments for long-term value appreciation.

o   THE PROPERTY. The Olen Pointe Brea Office Park Property consists of six office buildings and four restaurants totaling approximately 636,922 square and is situated on approximately 29 acres. The Olen Pointe Brea Office Park
    Property includes approximately 2,595 parking spaces for vehicles throughout the two parking garages and surface level parking spaces. Of the six office buildings, two were constructed in 1989, three in 1998 and one in 2006. The
    Olen Pointe Brea Office Park Property is located in Brea, California, within the Los Angeles-Riverside-Orange County, California metropolitan statistical area. As of February 17, 2006, the occupancy rate for the Olen Pointe Brea
    Office Park Property was approximately 98.6%.

    The largest tenant is ResMAE Mortgage Corporation ("ResMAE") occupying
    131,687 square feet, or approximately 20.7% of the net rentable area.
    ResMAE, a subsidiary of privately owned ResMAE Financial Corporation, is a specialty finance company engaged in the business of originating, selling, and servicing sub prime residential mortgage loans. ResMAE is headquartered at the subject property and has regional processing centers nationwide, including Illinois, Texas and Florida. The ResMAE lease expires in July
    2017. The second largest tenant is Avery Dennison Office Products ("Avery
    Dennison"), occupying 131,411 square feet, or approximately 20.6% of the net rentable area. Avery Dennison is a global leader in the making of adhesive labels used on packaging, mailers, and other items. Under the Avery Dennison and Fasson brands, Avery Dennison makes papers, films, school supplies and office products. As of May 2006, Avery Dennison was rated "A3" by Moody's and "A-" by S&P. The Avery Dennison lease expires in August 2015. The third largest tenant is Ventura Foods, LLC ("Ventura Foods"), occupying 129,924 square feet, or approximately 20.4% of the net rentable area. Ventura Foods sub-leased a portion of the first floor and the entire second floor of the building and storage space in the warehouse at lease inception. Ventura
    Foods started in Petaluma, CA in 1919 as a butter and egg distribution business. Through expansions and acquisitions, Ventura Foods operates 12 plants throughout the country with branded and private label products such as shortenings, soups, butter blends, pan coatings, dressings, sauces and premium salad oils. Brand names include Chef's Pride, Citation,
    Gold-n-Sweet, Hidden Valley, Phase, Sunburst, and SunGlow. Ventura Foods is
    headquartered at the subject property. The Ventura Foods lease expires in
    January 2013.

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                          OLEN POINTE BREA OFFICE PARK
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o   LOCK BOX ACCOUNT. Olen Pointe Brea Borrower is required to (i) cause the tenants at the Olen Pointe Brea Office Park Property to deposit all rents directly into a lockbox account and (ii) to cause all other revenue from the
    Olen Pointe Brea Office Park Property to be deposited into the lockbox account. Prior to the occurrence of a "trigger event", all funds deposited into the lockbox account are swept into the borrower's operating account on each business day. Following the occurrence and during the continuance of a trigger event with respect to the Olen Pointe Brea Office Park Loan, funds in the lockbox will be transferred daily to a cash collateral account and applied pursuant to the cash management provisions contained in the loan documents. Upon the cure of the trigger event, funds will again be swept daily from the lockbox account to the borrower's operating account. A
    "trigger event" means the occurrence of (i) an event of default under the
    Olen Pointe Brea Office Park Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) months is less than 1.10x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.10x for two (2) consecutive quarters.

o   MANAGEMENT. Realty Services Corp. is the property manager for the Olen
    Pointe Brea Office Park Property. The property manager is affiliated with the borrower.

o   PARTIAL RELEASE. Olen Pointe Brea Borrower may obtain a release of a portion of the Olen Pointe Brea Office Park Property consisting of a parking lot containing 317 parking spaces (the "Development Site") from the liens of the
    Olen Pointe Brea Office Park Loan in connection the development of a parking garage and other improvements on the Development Site which will benefit the
    Olen Pointe Brea Office Park Property upon satisfying certain conditions set forth in the loan documents.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $93,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              4.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                      Vornado Realty L.P.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5720%
MATURITY DATE                                                    January 9, 2013
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                           79 / Interest Only
LOCKBOX                                                           In-Place Hard,
                                                       Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                        No / No
  TI / LC(1)                                                          $6,837,894

ONGOING MONTHLY RESERVES(2)
  TAX / INSURANCE                                                      Springing
  REPLACEMENT                                                          Springing

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $191
CUT-OFF DATE LTV RATIO                                                    72.66%
MATURITY DATE LTV RATIO                                                   72.66%
UW NCF DSCR                                                                1.22x

--------------------------------------------------------------------------------

(1)   Vornado Realty L.P. guaranteed $2,400,000 ($30/SF) for upfront TI/LC costs for approximately 80,000 SF of vacant space, $2,032,700 ($20.00/SF) for costs of renewing or reletting the 101,635 SF of SAIC space, $1,395,160
      ($20.00/SF) for costs of renewing or reletting the 69,758 SF of Quadramed space and $1,010,034 to cover any outstanding TI/LC obligations pertaining to the Data Systems and Solutions, Harmony Information Systems, LCM
      Properties, SAIC, and Systems Management Engineering spaces. These guaranties may be replaced with letters of credit.

(2)   Monthly escrows for real estate taxes, insurance and replacement reserves have been waived. Upon the occurrence of an event of default or if the
      DSCR falls below 1.15x for two (2) consecutive quarters, monthly deposits will be required and continue until such time as DSCR equals or exceeds
      1.15x for two (2) consecutive quarters. In lieu of such monthly deposits,
      Vornado Realty L.P. may guaranty such monthly deposit amounts, so long as
      (i) Vornado Realty Trust maintains a long-term unsecured debt rating of at least Baa3 from Moody's and the equivalent S&P rating, (ii) the guarantor's liability under any such reserve guaranties does not exceed liability in excess of 10% of the outstanding principal balance of the
      Loan and (iii) the DSCR has not fallen below 1.05x for two (2) consecutive quarters. Borrower may also deliver a letter of credit in lieu of making such monthly deposits.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Reston, VA
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                486,081
OCCUPANCY % AS OF DECEMBER 31, 2005                                        79.4%
YEAR BUILT / YEAR RENOVATED                                    1987 & 1988 / NAP
APPRAISED VALUE                                                     $128,000,000
PROPERTY MANAGEMENT                                             Charles E. Smith
                                                      Real Estate Services, L.P.
UW ECONOMIC OCCUPANCY %                                                    80.8%
UW REVENUES                                                          $11,244,200
UW EXPENSES                                                           $3,897,673
UW NET OPERATING INCOME (NOI)                                         $7,346,527
UW NET CASH FLOW (NCF)                                                $6,406,621

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                             RESTON EXECUTIVE CENTER
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-------------------------------------------------------------------------------------------------------------------------------
                                          RESTON EXECUTIVE CENTER TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                                          DATE OF
                                   RATINGS          NET RENTABLE   RENTABLE                            % OF ACTUAL    LEASE
      TENANT NAME           FITCH/MOODY'S/S&P(1)      AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT     EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

SAIC(2)                         NR / A3 / A-          101,635        20.9%     $25.74    $ 2,615,890       24.2%    09/30/10
Quadramed Corporation           NR / NR / NR           70,758        14.6%     $32.98    $ 2,333,462       21.6%    07/31/11
PRA International               NR / NR / NR           20,772         4.3%     $25.89    $   537,849        5.0%    12/31/14
BSI America, Inc.(3)            NR / NR / NR           20,746         4.3%     $25.04    $   519,435        4.8%     5/31/14(4)
Data Systems & Solutions      NR / BBB+ / Baa1         13,995         2.9%     $26.50    $   370,868        3.4%    09/30/10

Top 5 Tenants                                         227,906        46.9%     $27.98    $ 6,377,504       59.1%    Various

Non-major Tenants                                     157,902        32.5%     $28.00    $ 4,421,882       40.9%    Various
                                                      -------       -----      ------    -----------      -----
Occupied Total                                        385,808        79.4%     $27.99    $10,799,386      100.0%

Vacant                                                100,273        20.6%
                                                      -------       -----
COLLATERAL TOTAL                                      486,081       100.0%
                                                      =======       =====

-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   SAIC may terminate up to 31,420 square feet anytime after 10/01/08 upon 9 months written notice and payment of a termination fee.

(3)   BSI America, Inc. has a cancellation option on 06/01/09 upon 9 months written notice and payment of a termination fee.

(4)   1,128 SF expires on 07/31/08.

-------------------------------------------------------------------------------------------------------------------
                                     RESTON EXECUTIVE CENTER LEASE ROLLOVER(1)
-------------------------------------------------------------------------------------------------------------------
                          WTD. AVG. IN PLACE                                                           CUMULATIVE %
            # OF LEASES     BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR       ROLLING          ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
-------------------------------------------------------------------------------------------------------------------

   2006          5              $26.56          20,802        4.3%           4.3%            5.1%           5.1%
   2007          7              $28.79          44,169        9.1%          13.4%           11.8%          16.9%
   2008          3              $32.19          11,533        2.4%          15.7%            3.4%          20.3%
   2009          1              $25.73           4,232        0.9%          16.6%            1.0%          21.3%
   2010          7              $26.38         143,656       29.6%          46.2%           35.1%          56.4%
   2011          3              $31.88          83,648       17.2%          63.4%           24.7%          81.1%
   2012          4              $26.76          37,378        7.7%          71.1%            9.3%          90.4%
   2013          0              $ 0.00               0        0.0%          71.1%            0.0%          90.4%
   2014          2              $25.70          40,390        8.3%          79.4%            9.6%         100.0%
   2015          0              $ 0.00               0        0.0%          79.4%            0.0%         100.0%
   2016          0              $ 0.00               0        0.0%          79.4%            0.0%         100.0%
                --                             -------       ----                          -----
  TOTALS        32                             385,808       79.4%                         100.0%
                                               =======       ====                          =====

-------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in
      the offering prospectus dated June 12, 2006.

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                             RESTON EXECUTIVE CENTER
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o   THE LOAN. The subject mortgage loan (the "Reston Executive Center Loan") is secured by a first mortgage encumbering three office buildings located in
    Reston, Virginia (the "Reston Executive Center Property"). The Reston
    Executive Center Loan has a cut-off date principal balance of $93,000,000 and represents approximately 4.1% of the initial mortgage pool balance. The
    Reston Executive Center Loan was originated on December 21, 2005. The Reston
    Executive Center Loan provides for interest-only payments for the entire 84 months of its term.

    The Reston Executive Center Loan has a remaining term of 79 months and matures on January 9, 2013. The Reston Executive Center Loan may be prepaid on or after September 9, 2012, and permits defeasance with United States government obligations beginning 2 years after the issue date for the series
    CGCMT 2006-C4 certificates.

o   THE BORROWER. The borrower is CESC Reston Executive Center L.L.C., a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Vornado Realty L.P., which is a subsidary of Vornado Realty
    Trust ("Vornado"). Vornado is a publicly traded real estate investment trust
    ("REIT") (NYSE:VNO) and owns and/or manages approximately 56 million square feet of real estate. As of June 2006, Vornado was rated "Baa3" by Moodys,
    "BBB+" by S&P and "BBB-" by Fitch. Vornado owns and operates office, retail and showroom properties with large concentrations in the New York metropolitan area and in the Washington, D.C. and Northern Virginia area.

o   THE PROPERTY. The Reston Executive Center Property is comprised of three office buildings, totaling approximately 486,081 square feet situated on approximately 13.8 acres. Parking is provided by two four-story garages, containing 1,399 spaces. There are a total of three elevators serving the garages. The garages have direct interior access to the Reston Executive
    Center Property. Surface parking for visitors is located in front of each building. The Reston Executive Center Property was constructed in 1987 and
    1988. The Reston Executive Center Property is located in Reston, Virginia, within the Washington, D.C. metropolitan statistical area. As of December
    31, 2005, the occupancy rate for the Reston Executive Center Property was approximately 79.4%.

    The largest tenant is Science Applications International Corporation
    ("SAIC") occupying 101,635 square feet, or approximately 20.9% of the net rentable area. Founded by Dr. J. Robert Beyster in 1969, SAIC, a Fortune
    500(R) company, is engaged in a wide range of information technology and high-tech research and engineering for government, military, and private industries. It is one of the largest employee-owned research and engineering firms in the United States. Headquartered in San Diego, SAIC and its
    subsidiaries have more than 43,000 employees with offices in over 150 cities worldwide. As of June 2006, SAIC was rated "A3" by Moody's and "A--" by S&P.
    The SAIC lease expires in September 2010. SAIC may terminate up to 31,420 square feet any time after 10/01/08 upon 9 months written notice and payment of a termination fee. The second largest tenant is QuadraMed Corporation
    ("QuadraMed"), occupying 70,758 square feet, or approximately 14.6% of the net rentable area. Founded in 1993 and headquartered in the subject property, QuadraMed develops financial management, patient and clinical information management, compliance, and decision support software for health care professionals in hospitals throughout the United States. QuadraMed's products include applications for managing pharmacies, laboratory information, radiology information, scheduling and resources, and compliance with regulations. The QuadraMed lease expires in July 2011. The third largest tenant is PRA International ("PRA International"), occupying 20,772 square feet, or approximately 4.3% of the net rentable area. PRA
    International's predecessor company, Pharmaceutical Research, was founded in
    1981 in Charlottesville, Virginia, as a data management contract research organization. PRA International is headquartered in the subject property and operates from six other locations in the U.S., two in Canada, as well as,
    South America, Europe, Africa, and Asia. The PRA International lease expires in December 2014.

o   LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account ("Clearing
    Account"). Cash flow in the Clearing Account will be swept daily (or on such other periodic basis as determined by borrower and cash management bank)
    into an account under borrower's control ("Borrower's Account") unless (i)
    an Event of Default Period (as herein defined) exists or (ii) the debt service coverage ratio (measured on a quarterly basis) falls below 1.15x for two consecutive calendar quarters (the occurrence of either (i) or (ii)
    being referred to as a "Cash Sweep Period"), in which case such cash flow will be swept daily (or on such other periodic basis as Lender shall direct)
    to a Lender-controlled account ("Cash Management Account") and used

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                            RESTON EXECUTIVE CENTER
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    to pay debt service and to fund the reserve accounts. The Cash Sweep Period shall continue until (i) such Event of Default Period no longer exists or
    (ii) until the debt service coverage ratio has been at least 1.15x for two consecutive calendar quarters, as applicable. In lieu of requiring deposits into the reserve subaccounts during the Cash Sweep Period, Vornado Realty
    L.P. may guaranty such monthly deposit amounts and the payment of the items for which the related reserves are required, so long as (x) Vornado maintains a long-term unsecured debt rating of at least Baa3 from Moody's and the equivalent S&P rating, (y) the guarantor's liability under any such guaranties does not, when taken together with any other reserve guaranties rendered by guarantor in connection with the Reston Executive Center Loan, exceed liability in excess of 10% of the outstanding principal balance of the Reston Executive Center Loan and (z) a Low DSCR Cash Sweep Period (as
    hereinafter defined) does not exist. During a Cash Sweep Period, after payment of monthly debt service and funding of the reserve accounts, excess cash flow in the Cash Management Account will be swept to the Borrower's
    Account unless either (1) an event of default exists or (2) the debt service coverage ratio (measured on a quarterly basis) falls below 1.05x for two consecutive calendar quarters (the occurrence of either (1) or (2) being referred to as a "Low DSCR Cash Sweep Period"), in which event excess cash flow will fund an operating expense subaccount, fund the reserve accounts and pay debt service, and any excess cash flow will be held by Lender in a cash collateral subaccount of the Cash Management Account until such Event of Default Period no longer exists, or until the debt service coverage ratio has been at least 1.05x for three consecutive payment dates, as applicable, at which time the amounts held in the cash collateral subaccount and operating expense subaccount shall be released to borrower. An "Event of
    Default Period" means the period of time commencing upon the occurrence of an event of default and ending on the last day of the third (3rd)
    consecutive full calendar month after which such event of default has been cured and no other event of default has occurred.

o   MANAGEMENT. Charles E. Smith Real Estate Services, L.P. is the property manager for the Reston Executive Center Property. The property manager is affiliated with the borrower.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $72,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              3.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                  Reckson Australia Operating Company LLC
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            5.3225%
MATURITY DATE                                                    January 9, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                           115 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                        No / No

ONGOING MONTHLY RESERVES
  TAX / INSURANCE (1)                                                  Springing
  REPLACEMENT (2)                                                      Springing
  TI / LC (3)                                                          Springing

ADDITIONAL FINANCING (4)                                                     Yes

CUT-OFF DATE PRINCIPAL BALANCE / SF                                          $79
CUT-OFF DATE LTV RATIO                                                    49.52%
MATURITY DATE LTV RATIO                                                   49.52%
UW NCF DSCR(5)                                                             2.26x
LOAN SHADOW RATING
FITCH / MOODY'S(6)                                                   BBB- / Baa3

--------------------------------------------------------------------------------

(1)   Monthly escrows of real estate taxes and insurance have been waived, so long as the Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75%
      constant; monthly payments shall be delivered to the Lender in the amount of one-twelfth of an amount that would be sufficient to pay the taxes and insurance premiums payable, or estimated by Lender to be payable, during the next ensuing twelve months. Once the cash management period ends, all accumulated tax and insurance reserves shall be returned to Borrower.

(2)   Monthly escrows of replacement reserves have been waived so long as the
      Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75% constant;
      monthly payments shall be delivered to the Lender in an amount equal to
      $19,074. Once the cash management period ends, all amounts then in the reserve shall be returned to Borrower.

(3)   Monthly escrows of TI / LCs have been waived so long as the Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75% constant; monthly payments shall be delivered to the Lender in an amount equal to $114,444.75. Once the cash management period ends, all amounts then in the reserve shall be returned to Borrower.

(4)   See "--Mezzanine Debt" below.

(5)   Loan has a DSCR of 1.81 at a loan constant of 6.75%.

(6)   Fitch and Moody's have confirmed that the Reckson II Office Portfolio Loan has the credit characteristics consistent with that of an investment-grade rated obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 7
LOCATION                                                                 Various
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                915,558
OCCUPANCY % AS OF JANUARY 5, 2006                                          94.8%

YEAR BUILT / YEAR RENOVATED                                  1971-1982 / Various
APPRAISED VALUE                                                     $145,400,000
PROPERTY MANAGEMENT                               Reckson Management Group, Inc.
UW ECONOMIC OCCUPANCY %                                                    91.1%
UW REVENUES                                                          $20,641,075
UW EXPENSES                                                          $10,600,658
UW NET OPERATING INCOME (NOI)                                        $10,040,419
UW NET CASH FLOW (NCF)                                                $8,797,140

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----------------------------------------------------------------------------------------------------------------------------
                                          RECKSON II OFFICE PORTFOLIO TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                               % OF     DATE OF
                                   RATINGS          NET RENTABLE   RENTABLE                              ACTUAL     LEASE
         TENANT NAME         FITCH/MOODY'S/S&P(1)    AREA (SF)       AREA      RENT PSF   ACTUAL RENT     RENT    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Lockheed Martin Corp            A-/Baa1/BBB+          123,554        13.5%     $ 20.80    $ 2,569,902     13.5%    09/30/08
Frequency Electronics             NR/NR/NR             91,027         9.9%     $  4.39    $   400,000      2.1%    12/31/09
Bayer Healthcare LLC(2)           NR/NR/NR             81,079         8.9%     $ 20.58    $ 1,668,328      8.7%    07/31/14
AC Nielsen c/o VNU Inc.(3)      NR/Ba1/BBB-            35,556         3.9%     $ 19.95    $   709,449      3.7%    03/31/15
Oracle USA Inc.(4)                A-/A3/A-             29,428         3.2%     $ 27.00    $   794,556      4.2%    11/30/07

Top 5 Tenants                                         360,644        39.4%     $ 17.03    $ 6,142,235     32.2%    Various

Non-major Tenants                                     506,876        55.4%     $ 25.56    $12,956,352     67.8%    Various
                                                      -------       -----      -------    -----------    -----
Occupied Total                                        867,520        94.8%     $ 22.02    $19,098,586    100.0%

Vacant                                                 48,038         5.2%
                                                      -------       -----
COLLATERAL TOTAL                                      915,558       100.0%
                                                      =======       =====
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   In December 2005, Bayer Healthcare LLC exercised a lease extension option for their existing 71,340 square feet plus an additional 9,739 square feet. In return, tenant received a $500,000 incentive payment as well as one month free rent for the month of January 2006. Tenant may terminate lease with regard to 18,699 square feet on the fifth floor on 12/31/2010 with nine months notice and payment of a termination fee.

(3)   AC Nielson c/o VNU Inc. received five months free rent ($289,204):
      February, March and April 2005 and July and August 2010. Tenant may
      terminate all or a portion of its space on June 30, 2010 with 12 months notice and payment of a termination fee.

(4)   Oracle has a one time right to terminate lease after December 9, 2005, with 9 months notice and payment of a termination fee.

-------------------------------------------------------------------------------------------------------------------------------
                                         RECKSON II OFFICE PORTFOLIO LEASE ROLLOVER(1)
-------------------------------------------------------------------------------------------------------------------------------
                             WTD. AVG. IN PLACE
              # OF LEASES      BASE RENT PSF      TOTAL SF    % OF TOTAL    CUMULATIVE %     % OF IN PLACE   CUMULATIVE % OF IN
    YEAR        ROLLING           ROLLING          ROLLING    SF ROLLING    OF SF ROLLING    RENT ROLLING    PLACE RENT ROLLING
    ----      -----------    ------------------   --------    ----------    -------------    -------------   ------------------

    2006           13             $24.20            33,778        3.7%          3.7%              4.3%              4.3%
    2007           19             $25.72           120,503       13.2%         16.9%             16.2%             20.5%
    2008           14             $23.04           189,392       20.7%         37.5%             22.9%             43.4%
    2009           15             $14.23           164,128       17.9%         55.5%             12.2%             55.6%
    2010           19             $25.74           101,922       11.1%         66.6%             13.7%             69.3%
    2011           11             $23.10            43,215        4.7%         71.3%              5.2%             74.6%
    2012            6             $25.57            13,039        1.4%         72.7%              1.7%             76.3%
    2013            2             $27.91            33,706        3.7%         76.4%              4.9%             81.2%
    2014            4             $22.04           109,546       12.0%         88.4%             12.6%             93.9%
    2015            3             $21.99            46,876        5.1%         93.5%              5.4%             99.3%
    2016            0             $ 0.00                 0        0.0%         93.5%              0.0%             99.3%
                  ---                              -------       ----                            ----
   TOTALS         106                              856,105       93.5%                           99.3%
                                                   =======       ====                            ====
-------------------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in the
      offering prospectus dated June 12, 2006.

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                                                         CUT-OFF DATE
                                                        ALLOCATED LOAN    YEAR BUILT /
          PROPERTY NAME            PROPERTY LOCATION       BALANCE         RENOVATED
--------------------------------------------------------------------------------------

6800 Jericho                          Syosset, NY         15,550,000      1977 / NAP
55 Charles Lindbergh Boulevard       Uniondale, NY        13,260,000      1971 / NAP
555 White Plains Road                Tarrytown, NY        10,520,000      1972 / 2005
560 White Plains Road                Tarrytown, NY        10,030,000      1980 / 2005
200 Broadhollow Road                 Melville, NY          7,710,000      1981 / NAP
10 Rooney Circle                    West Orange, NJ        7,500,000      1971 / NAP
North Atrium II                       Syosset, NY          7,430,000      1982 / NAP
                                                          ----------
  TOTAL/WTD. AVG.                                         72,000,000
                                                          ==========

--------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                             RECKSON II OFFICE PORTFOLIO
----------------------------------------------------------------------------------------------
                                                  OCCUPANCY %                    UNDERWRITTEN
                                    PROPERTY         (AS OF         APPRAISED        NET
          PROPERTY NAME               SIZE      JANUARY 5, 2006)      VALUE       CASH FLOW
----------------------------------------------------------------------------------------------

6800 Jericho                        207,583           94.7%        34,300,000     1,931,656
55 Charles Lindbergh Boulevard      214,581          100.0%        31,800,000     1,746,142
555 White Plains Road               124,515           98.3%        18,900,000     1,159,256
560 White Plains Road               127,064           81.9%        20,200,000     1,100,438
200 Broadhollow Road                 70,110           97.3%        12,500,000       992,573
10 Rooney Circle                     70,716           86.3%        12,000,000       900,059
North Atrium II                     100,989           99.6%        15,700,000       967,017
                                    -------                       -----------     ---------
  TOTAL/WTD. AVG.                   915,558           94.8%       145,400,000     8,797,140
                                    =======                       ===========     =========

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o   THE LOANS. The subject mortgage loan (the "Reckson II Office Portfolio
    Loan") is secured by 7 first mortgages (six of which are secured by the borrower's fee simple interest in the Reckson II Office Portfolio Properties and one is secured by the borrower's leasehold interest in a Reckson II
    Office Portfolio Property) that encumber a portfolio of 7 office properties located New York and New Jersey (the "Reckson II Office Portfolio
    Properties"). The Reckson II Office Portfolio Loan has a cut-off date principal balance of $72,000,000 and represents approximately 3.2% of the initial mortgage pool balance. Fitch and Moody's have confirmed, in accordance with their respective methodologies, that the Reckson II Office
    Portfolio Loan has credit characteristics consistent with obligations rated
    "BBB-" and "Baa3", respectively. The Reckson II Office Portfolio Loan was originated on January 6, 2006. The Reckson II Office Portfolio Loan provides for interest-only payments for the entire 120 months of its term.

    The Reckson II Office Portfolio Loan has a remaining term of 115 months and matures on January 9, 2016. The Reckson II Office Portfolio Loan may be
    prepaid on or after October 9, 2015, and permits defeasance with United
    States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWERS. The borrowers are RA 6800 Jericho Turnpike LLC, RA 6900
    Jericho Turnpike LLC, RA 10 Rooney Circle Owner LLC, RA 55 CLB LLC, RA 200
    Broadhollow Road Owner LLC, RA 555 White Plains Road LLC, and RA 560 White
    Plains Road LLC, all special purpose entities structured to be bankruptcy remote. The sponsor of the borrowers is Reckson Australia Operating Company
    LLC, which is 25% owned by Reckson Associates Realty Corp ("Reckson"), a publicly traded REIT (NYSE:RA). Reckson has been in the business of owning, developing, constructing, managing, and leasing office and industrial properties in the New York Tri-State Area for over 45 years. Reckson has historically emphasized the development and acquisition of its suburban office properties in large-scale office parks. Reckson's portfolio consists of approximately 90 properties in the New York Tri-State Area, encompassing approximately 18.9 million rentable square feet, all of which are managed by
    Reckson Management Group, Inc., an affiliate of Reckson.

o   THE PROPERTIES. The Reckson II Office Portfolio Properties consist of seven office properties totaling approximately 915,558 square feet. The Reckson II
    Office Portfolio Properties include 2,926 covered and surface parking spaces. The Reckson II Office Portfolio Properties were constructed between
    1971 and 1982 and two of the properties, located at 555 White Plains Road and 560 White Plains Road, were renovated in 2005. The Reckson II Office
    Portfolio Properties are located in New York and New Jersey. As of January
    5, 2006, the weighted average occupancy rate for the Reckson II Office
    Portfolio Properties was approximately 94.8%.

    The largest tenant is Lockheed Martin Corp ("Lockheed Martin") occupying
    123,554 square feet, or approximately 13.5% of the net rentable area.
    Lockheed Martin is one of the world's largest defense contractors. Its business segments include Aeronautics, Electronic Systems, Space Systems,
    Integrated Systems & Solutions, and Information & Technology Services. As of
    May 2006, Lockheed Martin was rated "A--" by Fitch, "Baa1" by Moody's and
    "BBB+" by S&P. The Lockheed Martin lease expires in September 2008. The second largest tenant is Frequency Electronics, occupying 91,027 square feet, or approximately 9.9% of the net rentable area. Frequency Electronics produces quartz, rubidium, and cesium-based time and frequency control products, such as oscillators and amplifiers, used by commercial customers to synchronize voice, data, and video transmissions in satellite and wireless communications. The US military uses its products for navigation, communications, surveillance, and timing systems in aircraft, satellites, and missiles. The Frequency Electronics lease expires in December 2009. The third largest tenant is Bayer Healthcare LLC ("Bayer Healthcare"), occupying
    81,079 square feet, or approximately 8.9% of the net rentable area. Bayer
    Healthcare is a health care company with products that range from drug products to innovative diagnostics technology. Bayer Healthcare has five divisions: Animal Health, Biological Products, Consumer Care, Diagnostics,
    and Pharmaceuticals. Bayer Healthcare has worldwide operations located in more than 120 countries and employs over 30,000 people. The Bayer Healthcare lease expires in July 2014. Bayer Healthcare may terminate lease with regard to 18,699 square feet on the fifth floor on December 31, 2010 with nine months notice and payment of a termination fee.

o   LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled clearing account. All funds on deposit in the clearing account will be swept daily into an account under borrower's control, except (i) if event of default exists, (ii) a periodically measured debt service coverage ratio falls below 1.15x for two calendar quarters or
    (iii) if any mezzanine loan is outstanding (items (i)--(iii) are referred

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    to as the "Cash Management Events"). Upon the occurrence of any Cash
    Management Event, all funds held in the clearing account will be swept daily to a Lender-controlled deposit account until such event of default no longer exists, or until the debt service coverage ratio has been at least 1.15x for two consecutive calendar quarters or the mezzanine loan has been satisfied.
    Any excess cash in the deposit account, after payment of monthly debt service and reserves, and so long as no event of default exists, will be swept on each payment date into a debt service reserve account as additional collateral until either an event of default occurs or the periodically measured debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

o   MEZZANINE DEBT. Future mezzanine debt is permitted subject to borrower's delivery of a ratings confirmation, intercreditor agreement and other miscellaneous documents.

o   PARTIAL RELEASES. The related loan documents permit the borrower, during the period beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates through October 9, 2015, to obtain the release of any of the
    Reckson II Office Portfolio Properties upon the sale of such property to a third entity and upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, and
    (ii) the debt service coverage ratio for the remaining properties (exclusive of the release parcel), is equal or greater than the greater of (a) 95% of the Reckson II Office Portfolio Properties calculated immediately prior to the partial release and (b) 1.50x. The Reckson II Office Portfolio Loan must be partially defeased in the amount of 110% of the allocated loan amount for the released parcel as a condition to a release. The allocated loan amount for each Reckson II Office Portfolio Property is listed in the Reckson II
    Office Portfolio Summary below.

    The related loan documents permit the borrower to release a portion of the
    55 Charles Lindbergh parcel consisting of 6.555 acres without prepayment penalty or defeasance upon satisfaction of certain conditions including among others that (i) no event of default has occurred and is continuing,
    (ii) the release parcel legally subdivided, (iii) the release parcel is not owned by any borrower and (iv) the existing ground lease is amended to reflect such release, together with a pro rata reduction in ground lease payments.

o   COLLATERAL SUBSTITUTION. The related loan documents permit the borrower, during the period beginning 1 year after the issue date for the series CGCMT
    20006-C4 certificates through October 9, 2015, to substitute properties upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) a minimum DSCR test,
    (iii) a maximum LTV test and (iv) minimum leases in place at the substituted property.

o   MANAGEMENT. Reckson Management Group, Inc. is the property manager for the
    Reckson II Office Portfolio Properties. The property manager is affiliated with the borrower.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $63,000,000
PERCENTAGE OF INITIAL MORTGAGE                                              2.8%
  POOL BALANCE
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                 CNL Income Partners, LP,
                                                        Great Wolf Resorts, Inc.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0800%
MATURITY DATE                                                      March 1, 2013
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                       84 / 360
REMAINING TERM / REMAINING                                              81 / 360
AMORTIZATION TERM
LOCKBOX                                 In-Place Hard, Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  SEASONALITY RESERVE (1)                                                    Yes

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                                        Yes / Yes
  FF&E                                                      4% of Gross Revenues
  SEASONALITY RESERVE (1)                                                    Yes

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $108,621
CUT-OFF DATE LTV RATIO                                                    52.28%
MATURITY DATE LTV RATIO                                                   49.71%
UW NCF DSCR                                                                1.74x

--------------------------------------------------------------------------------

(1)   At closing, a Seasonality Reserve Account was established to cover negative cash flow in the months of May, June, September, October,
      November and January. On each Payment Date in April, Borrower will deposit into the Seasonality Reserve Account an amount equal to 105% of the aggregated budgeted Negative Monthly Amounts for the following months of
      May and June (less up to a $300,000 working capital reserve maintained by the Manager, which will be pledged to Lender, but such deduction will be permitted only while the Debt Service Coverage Test is satisfied and no
      Event of Default exists). On each Payment Date in August the Borrower will deposit into the Seasonality Reserve Account an amount equal to 105% of the aggregated budgeted Negative Monthly Amounts for the following months of September, October, November and January (less up to a $300,000 working capital reserve maintained by the Manager, which will be pledged to
      Lender, but such deduction will be permitted only while the Debt Service
      Coverage Test is satisfied and no Event of Default exists). The agreed upon August 2006 Seasonality Amount is $1,240,704.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATIONSTATE                                                   Various, Various
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)
PROPERTY SIZE                                                                580
OCCUPANCY % AS OF DECEMBER 31, 2005                                        58.5%

YEAR BUILT / YEAR RENOVATED                                1997 & 2001 / Various
APPRAISED VALUE                                                     $120,500,000
PROPERTY MANAGEMENT                                     Great Lake Services, LLC
UW ECONOMIC OCCUPANCY %                                                    60.3%
UW REVENUES                                                          $37,782,148
UW EXPENSES                                                          $28,304,667
UW NET OPERATING INCOME (NOI)                                         $9,477,481
UW NET CASH FLOW (NCF)                                                $7,966,195

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                          GREAT WOLF RESORTS PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                      Great Wolf Resorts Portfolio Summary
----------------------------------------------------------------------------------
                                             Cut-Off Date
                                              Allocated
                                                 Loan        Year Built /   Total
Property Name              City, State         Balance        Renovated     Rooms
----------------------------------------------------------------------------------

Great Wolf Resort
  -- Sandusky, OH         Sandusky, OH       $34,500,000     2001 / NAP      271
Great Wolf Resort
  -- Wisconsin Dells     Lake Delton, WI      28,500,000     1997 / 2005     309
                                             -----------                     ---
TOTAL/WTD. AVG.                              $63,000,000                     580
                                             ===========                     ===

----------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                             Great Wolf Resorts Portfolio Summary
---------------------------------------------------------------------------------------------
                                       Occupancy %
                        Cut-Off Date      as of     Underwritten
                         Principal      December        Net       Underwritten   Underwritten
Property Name           Balance/Room     31,2005     Cash Flow        ADR           REVPAR
---------------------------------------------------------------------------------------------

Great Wolf Resort
  -- Sandusky, OH         $127,306        58.3%      $4,372,640      $219.88      $128.18
Great Wolf Resort
  -- Wisconsin Dells      $ 92,233        58.7%       3,593,555      $187.46      $116.22
                          --------                   ----------
TOTAL/WTD. AVG.           $108,621        58.5%      $7,966,195      $202.11      $121.81
                          ========                   ==========

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                          GREAT WOLF RESORTS PORTFOLIO
--------------------------------------------------------------------------------

o   THE LOAN. The mortgage loan (the "Great Wolf Resorts Portfolio Loan") is secured by a first mortgage encumbering two hospitality properties located in Sandusky, Ohio and Lake Delton, Wisconsin (the "Great Wolf Resorts
    Portfolio Properties"), respectively. The Great Wolf Resorts Portfolio Loan has a cut-off date principal balance of $63,000,000 and represents approximately 2.8% of the initial mortgage pool balance. The Great Wolf
    Resorts Portfolio Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest based on a 30-year amortization schedule.

    The Great Wolf Resorts Portfolio Loan has a remaining term of 81 months and matures on March 1, 2013. The Great Wolf Resorts Portfolio Loan may be
    prepaid on or after December 1, 2012, and permits defeasance with United
    States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWER. The co-borrowers are CNL INCOME GW WI-DEL, LP and CNL INCOME
    GW SANDUSKY, LP, both special purpose entities structured to be bankruptcy remote. The sponsors are CNL Income Partners, LP ("CNL") and Great Wolf
    Resorts, Inc. ("GWR"). CNL is an unlisted REIT that acquires properties and leases them on a long-term, triple-net basis. Targeted properties include dealerships, campgrounds and manufactured housing, health clubs, parking lots, bowling alleys, golf courses, ski resorts, marinas, manufacturer's outlet centers, and vacation ownership resorts. GWR is a family entertainment resort company based in Madison, Wisconsin that specializes in developing, owning, and operating drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities. In an effort to create a stronger company, formulate a succession plan, and retain and grow staff, GWR issued, during 4th Quarter 2004, an IPO for Great Wolf
    Resorts, Inc. as a self-managed, indoor waterpark resort focused real estate investment trust. Currently, GWR has approximately six Great Wolf, Resorts in its portfolio and one nautical themed Blue Harbor Resort.

o   THE PROPERTIES. The Great Wolf Resorts Portfolio Properties consist of the
    Great Wolf Resort -- Sandusky, OH Property and the Great Wolf Resort -- Lake
    Delton, WI Property. The Great Wolf Resort -- Sandusky, OH Property contains
    271 rooms and was constructed in 2001. The Great Wolf Resort -- Lake Delton,
    WI Property contains 309 rooms and was constructed in 1997 and expanded in
    2005.

o   LOCK BOX ACCOUNT. All rents and other receipts are required to be deposited into a lockbox and are to be swept daily into the borrower's account.
    Following the occurrence and continuance of a "trigger event" with respect to the Great Wolf Resorts Portfolio Loan, funds in the lockbox will be transferred daily to a cash collateral account and applied pursuant to a cash management agreement and the loan agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the borrower's account. A "trigger event" means (i) the occurrence of an event of default under the Great Wolf Resorts Portfolio Loan or (ii) commencing with the test date ending March 31, 2007 the date on which the debt service overage ratio for the preceding twelve (12) months is less than 1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25x for twelve (12) consecutive months measured quarterly.

o   MANAGEMENT. Great Lakes Services, LLC is the property manager for the Great
    Wolf Resorts Portfolio Properties. The property manager is affiliated with the borrower.

o   PARTIAL RELEASE. The related loan documents permit the borrower to obtain the release of the Great Wolf Resort -- Sandusky, OH Property upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) the loan-to-value does not exceed 55%, (iii) the debt service coverage ratio is not less than the greater of 1.65x or the pre-release debt service coverage. The Great Wolf
    Resorts Portfolio Loan must be partially defeased in the amount of 115% of the allocated loan amount for the released parcel as a condition for release. The allocated loan amount is $34,500,000 for the Great Wolf Resort
    -- Sandusky, OH Property.

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                         EMERALD ISLE SENIOR APARTMENTS
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                         EMERALD ISLE SENIOR APARTMENTS
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $55,000,000
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              2.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Cameo Homes, James C.
                                     Gianulias, James Chris Gianulias 1998 Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                             5.190%
MATURITY DATE                                                       July 1, 2015
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                                    109 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX(1) / INSURANCE(2)                                                Yes / Yes

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                       Yes / No
  REPLACEMENT                                                             $5,095

ADDITIONAL FINANCING                                                      Yes(3)
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $130,332
CUT-OFF DATE LTV RATIO                                                    69.18%
MATURITY DATE LTV RATIO                                                   61.49%
UW NCF DSCR                                                                1.23x

--------------------------------------------------------------------------------

(1)   In addition to a monthly escrow payment, the borrower was required to make a deposit at closing in the amount of $200,944.59 to a tax escrow account with the lender.

(2)   Monthly insurance reserve requirements were waived by the lender although the borrower was required to deposit six months of insurance premiums to lender at closing in the amount of $27,474.

(3)   See "--Mezzanine Debt" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Placentia, CA
PROPERTY TYPE                                          Multifamily, Conventional
SIZE (UNITS)                                                                 422
OCCUPANCY % AS OF MAY 23, 2006                                             84.6%
YEAR BUILT / YEAR RENOVATED                                           2005 / NAP
APPRAISED VALUE                                                      $79,500,000
PROPERTY MANAGEMENT                                        Mesa Management, Inc.
UW ECONOMIC OCCUPANCY %                                                    84.6%
UW REVENUES                                                           $5,989,086
UW EXPENSES                                                           $1,439,181
UW NET OPERATING INCOME (NOI)                                         $4,549,905
UW NET CASH FLOW (NCF)                                                $4,444,405

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                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                       EMERALD ISLE SENIOR APARTMENTS SUMMARY
------------------------------------------------------------------------------------------------------------------
                                                          APPROXIMATE
                      NUMBER OF     APPROXIMATE UNIT     NET RENTABLE     % OF NET RENTABLE     AVERAGE IN PLACE
     UNIT TYPE          UNITS           SIZE (SF)          AREA (SF)             AREA                 RENT
------------------------------------------------------------------------------------------------------------------

Studios                    0                 0                    0               0.0%               $    0
1-BR                     267               588              156,996              57.8%               $1,046
2-BR                     155               931              114,336              42.2%               $1,535
3-BR                       0                 0                    0               0.0%               $    0
4-BR+                      0                 0                    0               0.0%               $    0
                         ---               ---              -------             -----                ------
TOTAL/WTD. AVG.          422               643              271,332             100.0%               $1,234
                         ===               ===              =======             =====                ======
------------------------------------------------------------------------------------------------------------------

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                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

o   THE LOAN. The Emerald Isle Senior Apartments loan is secured by a first mortgage encumbering a Class A, 422-unit multifamily complex in Placentia,
    CA. The loan has a ten-year term, with the first three years interest only, followed by a 30-year amortization schedule. The loan funded on June 3,
    2005, and has a remaining term of 109 months, a maturity date of July 1,
    2015 and a cut-off date principal balance of $55,000,000. The loan was underwritten to a 69.2% LTV and a 1.23x DSCR (1.54x during the interest only period). The Emerald Isle Senior Apartments Loan represents approximately
    2.4% of the initial mortgage pool balance.

o   THE BORROWER. The borrower is Placentia 422 L.P., a California limited partnership. Its general partner is Cameo Homes, Inc. (1%), a California corporation, and its limited partners are James C. Gianulias (69%), Victor
    J. Mahony (18%), David Gianulias (7%) and Gus Gianulias (5%). Cameo Homes,
    Inc. is 100% owned by James C. Gianulias, the sponsor of this loan. Cameo
    Homes, Inc., has developed approximately 5,000 single-family homes, condominiums and townhomes, and more than 3,400 multifamily and senior units. James C. Gianulias and his companies have also developed commercial properties throughout Northern, Central and Southern California.

o   THE PROPERTY. The property is a class A, 422-unit garden-style apartment complex located in Placentia, California. It was completed in 2005, and consists of 7 buildings situated on approximately 10.43 acres adjacent to the Alta Vista Golf & Country Club. To get zoning approval, the property is restricted to seniors over the age of 55. Property amenities include a resort style swimming pool, heated spa, putting greens, laundry facilities on every floor, a clubhouse, library, billiard room and fitness center. As of May 23, 2006, the property was 84.6% occupied, but a current leasing schedule shows additional units that have been leased but not yet occupied, thus increasing the occupancy to 91.2%.

o   LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o   MEZZANINE DEBT. Future mezzanine debt is permitted subject to borrower's delivery of a ratings confirmation, intercreditor agreement and other miscellaneous documents.

o   MANAGEMENT. The Property is managed by Mesa Management, Inc., which is owned by the sponsor, James C. Gianulias and Victor J. Mahony. Mesa Management is
    headquartered in Newport Beach, CA, and manages nearly 2,200 apartment units.

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                                 20 NORTH ORANGE
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                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $42,695,000.00
PERCENTAGE OF INITIAL MORTGAGE
 POOL BALANCE                                                               1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                       Carlton P. Cabot, Cabot Investment
                                                                 Properties, LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.3100%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                                     112 / 360
LOCKBOX                                                            In-Place Hard

UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  REPLACEMENT                                                           $252,500
  TI / LC (1)                                                         $3,000,000
  BRIGHT HOUSE TI RESERVE (2)                                           $614,000

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                      Yes / Yes

ADDITIONAL FINANCING                                                          No

CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $158
CUT-OFF DATE LTV RATIO                                                    74.64%
MATURITY DATE LTV RATIO                                                   67.87%
UW NCF DSCR                                                                1.20x

--------------------------------------------------------------------------------

(1)   At closing, Lender escrowed $3,000,000 for TI / LCs. In addition, at any time the balance of the TI / LC account falls below $500,000, Borrower shall pay to Lender a monthly amount equal to the greater of: (i) $2,500 and (ii) such amount, as determined by Lender, that causes the TI / LC reserve account to equal $500,000 within six month period.

(2)   At closing, Lender escrowed $614,000 for outstanding TI work required to be performed by Borrower under the terms of the Bright House Networks lease. Provided that no event of default exists under the loan, the reserve shall be disbursed to the Borrower for TI costs, in increments of no less than $2,500, upon receipt by Lender of satisfactory evidence of TI work. On 2/9/06, Lender authorized the release of $197,907 out of Bright
      House TI Reserve as Lender received satisfactory evidence of work.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Orlando, FL
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                270,097
OCCUPANCY % AS OF DECEMBER 31, 2005                                        90.0%
YEAR BUILT / YEAR RENOVATED                                          1983 / 2005
APPRAISED VALUE                                                      $57,200,000
PROPERTY MANAGEMENT                            Continental Real Estate Companies
UW ECONOMIC OCCUPANCY %                                                    90.0%
UW REVENUES                                                           $6,013,187
UW EXPENSES                                                           $2,472,088
UW NET OPERATING INCOME (NOI)                                         $3,541,099
UW NET CASH FLOW (NCF)                                                $3,421,694

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                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                 20 NORTH ORANGE TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                    % OF NET                               % OF      DATE OF
                                     RATINGS         NET RENTABLE   RENTABLE                              ACTUAL      LEASE
       TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF    ACTUAL RENT     RENT     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Morgan & Morgan                   NR / NR / NR          46,318        17.1%     $19.86     $  919,900      18.4%     03/31/15
Wachovia Bank NA                 AA- / Aa2 / NR         26,066         9.7%     $21.22     $  553,121      11.1%     04/17/10
Fisher, Rushmer ET AL             NR / NR / NR          25,731         9.5%     $23.95     $  577,268      11.5%     12/31/11(2)
Bright House Networks             NR / NR / NR          25,504         9.4%     $16.82     $  429,018       8.6%     04/28/16(3)
Lawyers Title Ins Corp (4)        A / NR / A-           18,004         6.7%     $20.20     $  363,688       7.3%     01/18/10

Top 5 Tenants                                          141,623        52.4%     $20.35     $2,842,994      56.8%

Non-major Tenants                                      110,151        40.8%     $19.59     $2,158,134      43.2%
                                                       -------       -----      ------     ----------     -----
Occupied Total (5)                                     251,774        93.2%     $20.02     $5,001,128     100.0%

Vacant                                                  18,323         6.8%
                                                       -------       -----
COLLATERAL TOTAL                                       270,097       100.0%
                                                       =======       =====

---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   120 SF of storage space is leased on a MTM basis.

(3)   910 SF of storage space is leased on a MTM basis.

(4)   Lawyers Title Ins, Corp has a termination option on March 19, 2008 provided written notice by February 19, 2007 and payment of a termination fee.

(5)   CareerBuilder, LLC, Document Technologies LLC and Metcalf & Eddy were not in occupancy and paying rent as of loan origination, however, Metcalf &
      Eddy occupied their space on 03/01/06 and CareerBuilder, LLC and Document
      Technologies LLC are expected to take occupancy on 07/15/06.

---------------------------------------------------------------------------------------------------------------------------------
                                              20 NORTH ORANGE LEASE ROLLOVER(1)
---------------------------------------------------------------------------------------------------------------------------------
                            WTD. AVG. IN PLACE
             # OF LEASES      BASE RENT PSF      TOTAL SF     % OF TOTAL     CUMULATIVE %     % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING           ROLLING          ROLLING   SF ROLLING (2)   OF SF ROLLING    RENT ROLLING    PLACE RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------------

    2006          3               $21.46            6,337          2.3%           2.3%             2.7%              2.7%
    2007          3               $22.30            4,589          1.7%           4.0%             2.0%              4.8%
    2008         10               $21.08           37,982         14.1%          18.1%            16.0%             20.8%
    2009          3               $13.77            7,954          2.9%          21.1%             2.2%             23.0%
    2010          9               $20.85           87,230         32.3%          53.3%            36.4%             59.3%
    2011          4               $18.89           34,280         12.7%          66.0%            12.9%             72.3%
    2012          0               $ 0.00                0          0.0%          66.0%             0.0%             72.3%
    2013          1               $25.15            1,460          0.5%          66.6%             0.7%             73.0%
    2014          0               $ 0.00                0          0.0%          66.6%             0.0%             73.0%
    2015          1               $20.00           45,680         16.9%          83.5%            18.3%             91.3%
    2016          1               $17.00           24,594          9.1%          92.6%             8.4%             99.6%
                 --                               -------         ----                            ----
   TOTALS        35                               250,106         92.6%                           99.6%
                 ==                               =======         ====                            ====

---------------------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in the
      offering prospectus dated June 12, 2006.

(2)   CareerBuilder, LLC, Document Technologies LLC and Metcalf & Eddy were not in occupancy and paying rent as of loan origination, however, Metcalf &
      Eddy occupied their space on 03/01/06 and CareerBuilder, LLC and Document
      Technologies LLC are expected to take occupancy on 07/15/06.

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                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

o   THE LOAN. The subject mortgage loan (the "20 North Orange Loan") is secured by a first mortgage encumbering an office building located in Orlando,
    Florida. The 20 North Orange Loan has a cut-off date principal balance of
    $42,695,000 and represents approximately 1.9% of the initial mortgage pool balance. The 20 North Orange Loan was originated on October 6, 2005. The 20
    North Orange Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

    The 20 North Orange Loan has a remaining term of 112 months and matures on
    October 11, 2015. The 20 North Orange Loan may be prepaid on or after August
    11, 2015, and permits defeasance with United States government obligations beginning 2 years after issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWER. The borrowers are, collectively, CABOT NORTH ORANGE, LLC --
    CABOT NORTH ORANGE 35, LLC, thirty-five special purpose entities each structured to be bankruptcy remote and all jointly and severally liable for repayment of the 20 North Orange Loan. The borrowers hold title to the 20
    North Orange Property, in fee, as tenants in common under a tenancy in common structure having Cabot North Orange LeaseCo LLC, a Delaware limited liability company as master lessee under a master lease with the borrowers.
    The sponsors of the 20 North Orange Loan and the tenancy in common arrangement are Carlton P. Cabot and Cabot Investment Properties, LLC
    ("CIP"). CIP, is a privately held real estate investment manager formed specifically to focus on credit-tenant and stabilized asset commercial real estate investments. Mr. Cabot is the CEO and President of CIP and has over
    17 years of commercial real estate experience and has been involved in the acquisition of over $500 million of commercial real estate.

o   THE PROPERTY. The 20 North Orange Property is an approximately 270,097 square foot office building situated on approximately 2.32 acres. The 20
    North Orange Property also includes an adjacent surface parking lot containing 38 spaces and an adjacent 7-story parking garage, which is attached by a covered pedestrian walkway and contains 469 spaces for a total of 507 spaces. The subject is also party to a parking lease with an adjacent parking garage owned by the city of Orlando, providing an additional 175 spaces, for a grand total of 682 spaces or approximately 2.5 per 1,000 sf. A covered pedestrian walkway connects the subject with the city of Orlando's garage. The 20 North Orange Property was constructed in 1983 and renovated in 2005. The 20 North Orange Property is located in Orlando, Florida, within the Orlando, Florida metropolitan statistical area. As of December 31, 2005, the occupancy rate for the 20 North Orange Property was approximately 90.0%.

    The largest tenant is Morgan & Morgan occupying 46,318 square feet, or approximately 17.1% of the net rentable area. Morgan & Morgan is one of the largest exclusively personal injury law firms in the country with offices throughout Florida. Morgan & Morgan has one of their two main offices at the subject property and has been at the subject property since 1993. The Morgan
    & Morgan lease expires in March 2015. The second largest tenant is Wachovia
    Bank NA ("Wachovia"), occupying 26,066 square feet, or approximately 9.7% of the net rentable area. Wachovia is registered as a financial holding company and a bank holding company, and provides commercial and retail banking, as well as, trust services through full-service banking offices. Wachovia has been at the subject since 1983. As of June 2006, Wachovia was rated "AA-" by
    Fitch, and "AA2" by Moody's. The Wachovia lease expires in April 2010. The third largest tenant is Fisher, Rushmer et al. ("Fisher, Rushmer"), occupying 25,731 square feet, or approximately 9.5% of the net rentable area. The firm has over 30 attorneys and specializes in a wide variety of commercial and personal injury practices. Fisher, Rushmer has been at the subject since 1984. The Fisher, Rushmer lease expires December 2011.

o   LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account.

o   MANAGEMENT. Continental Real Estate Companies is the property manager for the 20 North Orange Property. Continental Real Estate Companies was
    established in 1989 and is a full service real estate firm with a portfolio of more than seven million square feet of commercial space. The property manager is independent.

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--------------------------------------------------------------------------------
                                 LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $38,270,000
PERCENTAGE OF INITIAL MORTGAGE                                              1.7%
  POOL BALANCE
NUMBER OF MORTGAGE LOANS                                                       4
LOAN PURPOSE                                                           Refinance
SPONSOR                                 Perry W. Kratsa, William P. Kratsa, Jr.,
                                                                 James N. Kratsa
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            5.8800%
MATURITY DATE                                                      June 11, 2016
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 300
REMAINING TERM / REMAINING                                             120 / 300
  AMORTIZATION TERM
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX / INSURANCE                                                       Yes / No
  DSCR RESERVE (1)                                                      $712,500

ONGOING MONTHLY RESERVES
  TAX/INSURANCE (2)                                                     Yes / No
  FF&E                                                      4% of Gross Revenues

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL                                                   $82,657
BALANCE/ROOM
CUT-OFF DATE LTV RATIO                                                    74.53%
MATURITY DATE LTV RATIO                                                   57.49%
UW NCF DSCR                                                                1.31x
--------------------------------------------------------------------------------

(1)   At closing, lender will hold back $712,500 in a DSCR reserve that will be released upon the SpringHill Suites -- North Shore property achieving a
      1.35x DSCR using the trailing-12 months net cash flow.

(2)   So long as the subject properties are covered under a multi-location blanket policy, monthly escrows for insurance premiums have been waived subject to the receipt of timely evidence of satisfactory coverage and the loan is not in default.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                             Various, PA
PROPERTY TYPE                                               Hospitality, Various
SIZE (ROOMS)                                                                 463
OCCUPANCY % AS OF MARCH 31, 2006                                           66.9%
YEAR BUILT / YEAR RENOVATED                                1999 - 2005 / Various
APPRAISED VALUE                                                      $51,350,000
PROPERTY MANAGEMENT                                          Triple K Management
UW ECONOMIC OCCUPANCY %                                                    67.3%
UW REVENUES                                                          $12,214,608
UW EXPENSES                                                           $7,972,431
UW NET OPERATING INCOME (NOI)                                         $4,242,177
UW NET CASH FLOW (NCF)                                                $3,753,593
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                    KRATSA PORTFOLIO SUMMARY
-------------------------------------------------------------------------------------------------
                                                           CUT-OFF DATE
                                                          ALLOCATED LOAN   YEAR BUILT /    TOTAL
PROPERTY NAME                           CITY, STATE          BALANCE        RENOVATED      ROOMS
-------------------------------------------------------------------------------------------------

SpringHill Suites -- North Shore       Pittsburgh, PA       $19,762,500     2005 / NAP      198
Holiday Inn Express -- South Side      Pittsburgh, PA         9,487,500     2003 / NAP      125
Holiday Inn Express -- Bridgeville    Bridgeville, PA         4,670,000     1999 / 2005      70
Comfort Inn -- Meadowlands             Washington, PA         4,350,000     1999 / NAP       70
                                                            -----------                     ---
TOTAL/WTD. AVG.                                             $38,270,000                     463
                                                            ===========                     ===
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      CUT-OFF DATE   OCCUPANCY %
                                       PRINCIPAL        AS OF         UNDERWRITTEN   UNDERWRITTEN     UNDERWRITTEN
PROPERTY NAME                         BALANCE/ROOM   MAY 31, 2006    NET CASH FLOW       ADR             REVPAR
-------------------------------------------------------------------------------------------------------------------

SpringHill Suites -- North Shore        $99,811         61.5%          $1,823,804      $111.11           $68.35
Holiday Inn Express -- South Side       $75,900         73.8%             995,551      $101.15           $74.66
Holiday Inn Express -- Bridgeville      $66,714         68.4%             497,715      $ 87.78           $62.44
Comfort Inn -- Meadowlands              $62,143         68.3%             436,523      $ 72.91           $49.76
                                        -------                        ----------
TOTAL/WTD. AVG.                         $82,657         66.9%          $3,753,593      $ 99.12           $66.35
                                        =======                        ==========

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                                KRATSA PORTFOLIO
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o   THE LOANS. The Kratsa Portfolio mortgage loans (the "[Kratsa Portfolo
    Loans") are collectively secured by first mortgages encumbering four hospitality properties located in Pennsylvania (the "Kratsa Portfolio
    Properties"). The Kratsa Portfolio Loans represent approximately 1.7% of the initial mortgage pool balance. The Kratsa Portfolio Loans were originated on
    May 19, 2006 and have an aggregate principal balance as of the cut-off date of $38,270,000. Each of the Kratsa Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Kratsa Portfolio Loans.

    The Kratsa Portfolio Loans have a remaining term of 120 months and mature on
    June 11, 2016. The Kratsa Portfolio Loans may be prepaid on or after April
    11, 2016, and permit defeasance with United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWERS. The borrowers are General Robinson Associates, L.P.,
    Ironworks Plaza L.P., Kratsa Properties-Bridgeville, L.P. and Meadowlands
    Park Hotel L.P., each a special purpose entity structured to be bankruptcy remote. The sponsors are Perry W. Kratsa, James N. Kratsa and William P.
    Kratsa, Jr. They founded the Kratsa Properties in the late 1960's. The
    Kratsa Properties is a Pittsburgh-based full-service commercial real estate development and management company. Over the years, the Kratsa Properties has developed or acquired interests in a variety of commercial real estate holdings, with the core of their portfolio in hotel properties. Through the
    Kratsa Properties, the sponsors have developed and operated approximately 27 hotels totaling over 2,500 rooms located in the Western Pennsylvania region.

o   THE PROPERTIES. The Kratsa Portfolio Properties consist of the SpringHill
    Suites -- North Shore Property, the Holiday Inn Express -- South Side
    Property, the Holiday Inn Express -- Bridgeville Property and the Comfort
    Inn Meadowlands Property. The SpringHill Suites -- North Shore Property
    contains 198 rooms and was constructed in 2005. The Holiday Inn Express --
    South Side Property contains 125 rooms and was constructed in 2003. The
    Holiday Inn Express -- Bridgeville Property contains 70 rooms and was constructed in 1999 and renovated in 2005. The Comfort Inn Meadowlands
    Property contains 70 rooms and was constructed in 1999. As of May 31, 2006, the weighted average occupancy rate for the Kratsa Portfolio Properties was approximately 66.9%.

o   LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o   RELEASE OF CROSS-COLLATERALIZATION. The related loan documents permit the borrowers to obtain the release of any or all of the Kratsa Portfolio Loans from the cross-collateralization upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred or is occurring, (ii) the debt service coverage is not less than 1.35x for the
    SpringHill Suites -- North Shore Property, the Holiday Inn Express -- South
    Side Property and the Comfort Inn Meadowlands Property and not less than
    1.40x for the Holiday Inn Express -- Bridgeville Property.

o   MANAGEMENT. Triple K Management, Ltd. is the property manager for the Kratsa
    Portfolio Properties. The property manager is affiliated with the borrowers.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                   $ 38,000,000.00
PERCENTAGE OF INITIAL
  MORTGAGE POOL BALANCE                                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       8
LOAN PURPOSE                                                           Refinance
SPONSOR                                  Justin C. Gardner, Richard I. Tanenbaum
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.4400%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           115 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  REPLACEMENT(1)                                                          $7,169
  TI/LC(2)                                                               $11,806

ADDITIONAL FINANCING                                                          No

CUT-OFF DATE PRINCIPAL BALANCE/SF                                            $44
CUT-OFF DATE LTV RATIO                                                    79.90%
MATURITY DATE LTV RATIO                                                   74.16%
UW NCF DSCR                                                                1.21x

--------------------------------------------------------------------------------

(1)   Commencing on the first day a regular monthly installment of principal and/or interest is due and payable and continuing on the eleventh calendar day of each month thereafter, Borrower shall deliver to Lender an amount equal to $7,169. This reserve has an aggregate cap of $256,839 for the entire portfolio, to be replenished if drawn.

(2)   Commencing on the first day a regular monthly installment of principal and/or interest is due and payable and continuing on the eleventh calendar day of each month thereafter, Borrower shall deliver to Lender an amount equal to $11,806. There is an aggregate cap for the overall portfolio of
      $850,000. Funds must be replenished if withdrawn.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 8
LOCATION                                                             Various, OK
PROPERTY TYPE                                                   Various, Various
SIZE (SF)                                                                860,774
OCCUPANCY % AS OF MARCH 1, 2006                                            86.9%
YEAR BUILT / YEAR RENOVATED                           Various (1997--2005) / NAP
APPRAISED VALUE                                                      $47,560,000
PROPERTY MANAGEMENT                                      Gardner Tanenbaum Group
UW ECONOMIC OCCUPANCY %                                                    81.7%
UW REVENUES                                                           $4,423,678
UW EXPENSES                                                             $984,188
UW NET OPERATING INCOME (NOI)                                         $3,439,490
UW NET CASH FLOW (NCF)                                                $3,100,826

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                          GT PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
                                                CUT-OFF                                  OCCUPANCY
                                                 DATE                                     % (AS OF                  UNDERWRITTEN
                                                 LOAN        YEAR BUILT /     PROPERTY    MARCH 1,     APPRAISED        NET
      PROPERTY NAME          CITY, STATE        BALANCE       RENOVATED         SIZE       2006)         VALUE       CASH FLOW
---------------------------------------------------------------------------------------------------------------------------------

Sara Road 300                 Yukon, OK       $ 9,615,000     2005 / NAP       310,000     100.0%      $10,900,000    $  778,408
JCG III                   Oklahoma City, OK     7,623,000     2002 / NAP       145,000      79.3%        9,550,000       623,385
Liberty Business Park     Oklahoma City, OK     6,763,000     2003 / NAP        91,644      66.1%       10,400,000       555,444
Sara Road 80                  Yukon, OK         6,340,000     2004 / NAP       121,750     100.0%        6,500,000       517,387
JCG V                     Oklahoma City, OK     4,131,000     2001 / NAP       138,390      68.3%        6,250,000       334,998
6100 Center                Broken Arrow, OK     1,510,000  1997, 1998 / NAP     32,500      76.9%        1,950,000       126,538
Beverly Terrace           Oklahoma City, OK     1,297,000     2005 / NAP        14,000     100.0%        1,350,000       106,232
JCG IV                    Oklahoma City, OK       721,000     2001 / NAP         7,490      92.8%          660,000        58,434
                                              -----------                      -------     -----       -----------    ----------
 TOTAL/WTD. AVG.                              $38,000,000                      860,774      86.9%      $47,560,000    $3,100,827
                                              ===========                      =======     =====       ===========

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------------------------------------------------------------------------------------------------------------------------
                                              GT PORTFOLIO TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------
                                                                % OF NET                             % OF     DATE OF
                                  RATINGS        NET RENTABLE   RENTABLE                            ACTUAL     LEASE
       TENANT NAME         FITCH/MOODY'S/S&P(1)    AREA (SF)      AREA     RENT PSF  ACTUAL RENT     RENT    EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Nomaco Inc(2)                    NR/NR/NR           310,000       36.0%     $ 2.92    $  905,200     24.1%    07/31/15
Franchise Food Service(3)        NR/NR/NR            83,750        9.7%     $ 5.30    $  443,875     11.8%    12/31/14
Bluecurrent LLC                  NR/NR/NR            49,500        5.8%     $ 4.50    $  222,750      5.9%    09/30/06
Carrier                          A+/A2/A             45,000        5.2%     $ 5.58    $  251,100      6.7%    01/31/09
Northrop Grumman(4)           BBB+/Baa2/BBB+         40,124        4.7%     $12.50    $  501,552     13.4%    10/31/10
                                                    =======      =====      ======    ==========    =====     ========
Top 5 Tenants                                       528,374       61.4%     $ 4.40    $2,324,477     62.0%     Various
                                                    =======      =====      ======    ==========    =====     ========
Non-major Tenants                                   219,380       25.5%     $ 6.51    $1,427,153     38.0%     Various
                                                    -------      -----      ------    ----------    -----
Occupied Total                                      747,754       86.9%     $ 5.02    $3,751,630    100.0%
                                                    =======      =====      ======    ==========    =====
Vacant                                              113,020       13.1%
                                                    -------      -----
COLLATERAL TOTAL                                    860,774      100.0%
                                                    =======      =====

------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Tenant has right to either; (1) require landlord to expand the building by
      100,000 to 200,000 square feet during the first three years of the lease;
      or (2) tenant has the right to reduce their square footage leased by
      100,000 square feet effective July 2010, with payment of a termination fee and notice by October 2009; or (3) tenant has the right to purchase the subject building through the end of lease term and during any renewal options, at a purchase price of 112.5% of the cost of constructing the premises and after June 2009, the purchase price declines to 110% of cost.
      Borrower has certified the cost of the construction to be $9,286,138.

(3)   Tenant has the right to terminate its lease on September 2012 with 180 days notice and payment of a termination fee. Tenant has a 30 day right of first refusal to purchase the building should owner decline an acceptable offer. Tenant also has an option to purchase the property during the last lease year with six months notice.

(4)   Tenant may terminate a portion or all of its space after the second lease year of the initial or any renewal term with 90 days notice and payment of unamortized tenant improvements, if (a) Tenant's contract with US
      Government requiring Tenant's presence in the Premises are terminated, not renewed or funding is cut or re-programmed by 50% or more; or (b) the US
      Government directs a relocation of contracts which equals or exceeds 50%
      of the contract price.

-------------------------------------------------------------------------------------------------------------------------------
                                                GT PORTFOLIO LEASE ROLLOVER (1)
-------------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN PLACE
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING         RENT ROLLING
    ----       -------          -------         -------   ----------   -------------    ------------         ------------

    2006           3           $  5.31           67,000      7.8%           7.8%             9.5%                 9.5%
    2007           1           $  7.70            5,000      0.6%           8.4%             1.0%                10.5%
    2008           3           $  4.22           75,500      8.8%          17.1%             8.5%                19.0%
    2009           2           $  6.65           56,095      6.5%          23.7%             9.9%                28.9%
    2010           4           $ 11.30           63,909      7.4%          31.1%            19.2%                48.2%
    2011           3           $  5.48           42,000      4.9%          36.0%             6.1%                54.3%
    2012           2           $  8.15           27,000      3.1%          39.1%             5.9%                60.2%
    2013           0           $  0.00                0      0.0%          39.1%             0.0%                60.2%
    2014           3           $  5.81          101,250     11.8%          50.9%            15.7%                75.9%
    2015           1           $  2.92          310,000     36.0%          86.9%            24.1%               100.0%
    2016           0           $  0.00                0      0.0%          86.9%             0.0%               100.0%
                  --                            -------     ----                           -----
   TOTALS         22                            747,754     86.9%                          100.0%
                                                =======     ====                           =====

-------------------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in the
      offering prospectus dated June 12, 2006.

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                                  GT PORTFOLIO
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o   THE LOANS. The GT Portfolio mortgage loans (the "GT Portfolio Loans") are collectively secured by first mortgages encumbering six industrial properties and two office properties located in primarily Oklahoma City and
    Tulsa, Oklahoma (the "GT Portfolio Properties"). The GT Portfolio Loans
    represent approximately 1.7% of the initial mortgage pool balance. The GT
    Portfolio Loans were originated on December 23, 2005 and have an aggregate principal balance as of the cut-off date of $38,000,000. The GT Portfolio
    Loans provide for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest. Each of the GT Portfolio Loans is cross-collateralized and cross-defaulted with each of the other GT Portfolio Loans.

    The GT Portfolio Loans have a remaining term of 115 months and mature on
    January 11, 2016. The GT Portfolio Loans may be prepaid on or after December
    11, 2015 and each GT Portfolio Loan permits defeasance with United States government obligations beginning 2 years after the issue date for the series
    CGCMT 2006-C4 certificates.

o   THE BORROWERS. The borrowers are Sara Road/300, L.L.C., JCG, LLC, III,
    Liberty Business Park, LLC, Sara Road/80, L.L.C., JCG, LLC, V, 6100 Center,
    LLC, Beverly Terrace, LLC and JCG, LLC, IV, each a special purpose entity structured to be bankruptcy remote. The sponsors of the borrowers are Justin
    C. Gardner and Richard I. Tanenbaum. Mr. Gardner and Mr. Tanenbaum are the
    principals of the Gardner Tanenbaum Group. Located in Oklahoma City, Gardner
    Tanenbaum Group is a privately held company, spanning for three generations, that focuses on the development and ownership of industrial warehouses primarily in Oklahoma. It is an association of development partnerships that is owned by family members, and has successfully developed millions of square feet of commercial property throughout the southwest region of the
    United States. The Gardner Tanenbaum Group specializes in build-to-suit facilities by providing prospective tenants guidance from site selection to onsite construction management. Its current portfolio of properties owned and managed totals over 20 properties with approximately 2.6 million square feet.

o   THE PROPERTIES. The GT Portfolio Properties consist of six industrial properties and two office properties. As of March 1, 2006, the weighted average occupancy rate for the GT Portfolio Properties was approximately
    86.9%.

    The largest tenant is Nomaco Inc ("Nomaco") occupying 310,000 square feet, or approximately 36.0% of the net rentable area. Nomaco manufactures extruded polyethylene foam used in a variety of industries including home furnishings, recreation, packaging, agriculture, marine, transportation and construction. The subject represents their fourth and newest facility and currently has approximately 70 employees. The Nomaco lease expires in July
    2015. Nomaco has the right to either; (1) require landlord to expand the building by 100,000 to 200,000 square feet during the first three years of the lease; or (2) tenant has the right to reduce their square footage leased by 100,000 square feet effective July 2010, with payment of a termination fee and notice by October 2009; or (3) tenant has the right to purchase the subject building through the end of lease term and any renewal options, at a purchase price of 112.5% of the cost of constructing the premises and after
    June 2009, the purchase price declines to 110% of cost. Borrower has certified the cost of the construction to be $9,286,138. The second largest tenant is Franchise Food Service, occupying 83,750 square feet, or approximately 9.7% of the net rentable area. Founded in 1997, Franchise Food
    Service is an independent company that distributes food and foodservice-related goods for over 1,500 KFC, Pizza Hut, Taco Bell, Einstein
    Brothers Bagels and Manhattan Bagels restaurants in 23 states. Franchise
    Food Service operates distribution facilities in Wisconsin, Ohio and
    Oklahoma. The Franchise Food Service lease expires in December 2014.
    Franchise Food Service has the right to terminate its lease on September
    2012 with 180 days notice and payment of a termination fee. Tenant has a 30 day right of first refusal to purchase the building should owner decline an acceptable offer. Tenant also has an option to purchase the property during the last lease year with six months notice. The third largest tenant is
    Bluecurrent LLC ("Bluecurrent"), occupying 49,500 square feet, or approximately 5.8% of the net rentable area. Bluecurrent operates a call center at the subject, providing value-added deployment/migration service solutions designed for the large-scale desktop outsourcing/original equipment manufacturer industry. Since its inception in 1993, Bluecurrent's portfolio has grown to include managed deployment of 10,000-to-100,000-seat desktop platforms in world-class aerospace, financial, healthcare, and manufacturing environments, covering North America and Europe. The
    Bluecurrent lease expires in September 2006.

o   LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o   RELEASE PARCELS. Except for releases of the Sara Road/80 and Sara Road/300 properties resulting from an exercise by

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    Nomaco or Franchise Food Service to purchase the properties, no release may be made without also first satisfying both a DSCR Test and a LTV Test, irrespective of release prices and methodology. The first test would be a
    1.20x DSCR and an 80% LTV on the remaining portfolio (the starting point).
    Subsequent releases could not yield a lower DSCR or higher LTV than the pre-
    existing levels of the portfolio prior to such releases. In the event of an exercise by Nomaco or Franchise Food Service of their option to purchase their respective properties, there is recourse to the principals in the event the purchase price is insufficient to pay in full the applicable loan
    (including, if applicable, any yield maintenance payment).

o   MANAGEMENT. The GT Portfolio Properties are self-managed.

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                              FLOWER HILL PROMENADE
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,500,000
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                           Jeffrey Essakow, Yehudi Gaffen
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.8200%
MATURITY DATE                                                       June 1, 2016
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      120 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX(1) / INSURANCE(2)                                                Yes / Yes
  TI / LC                                                               $500,000

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  REPLACEMENT                                                             $1,379
  TI / LC                                                                 $8,333

ADDITIONAL FINANCING                                                          No

CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $346
CUT-OFF DATE LTV RATIO                                                    75.09%
MATURITY DATE LTV RATIO                                                   67.62%
UW NCF DSCR                                                                1.24x

--------------------------------------------------------------------------------

(1)   In addition to a monthly escrow payment, the Borrower was required to make a deposit at closing in the amount of $115,321.65 to a tax escrow account with the Lender.

(2)   In addition to a monthly escrow payment, the Borrower was required to make a deposit at closing in the amount of $57,954.41 to an insurance escrow account with the Lender.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Del Mar, CA
PROPERTY TYPE                                                 Retail, Unanchored
SIZE (SF)                                                                105,472
OCCUPANCY % AS OF APRIL 17, 2006                                           95.6%
YEAR BUILT / YEAR RENOVATED                                          1976 / 2002
APPRAISED VALUE                                                      $48,610,000
PROPERTY MANAGEMENT                                Protea Asset Management, Inc.
UW ECONOMIC OCCUPANCY %                                                    95.6%
UW REVENUES                                                           $4,451,561
UW EXPENSES                                                           $1,136,090
UW NET OPERATING INCOME (NOI)                                         $3,315,471
UW NET CASH FLOW (NCF)                                                $3,191,673

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                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

--------------------------------------------------------------------------------
                              FLOWER HILL PROMENADE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                          FLOWER HILL PROMENADE TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------
                                                                % OF NET                             % OF
                                 RATINGS         NET RENTABLE   RENTABLE                            ACTUAL   DATE OF LEASE
      TENANT NAME          FITCH/MOODY'S/S&P(1)    AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Ultra Star Theaters           NR / NR / NR           14,000       13.3%     $19.56     $  273,840     8.8%     12/31/2007
Chevy's Mexican Rest.         NR / NR / NR            9,046        8.6%     $26.14     $  236,462     7.6%     9/30/2012
Milton's Deli                 NR / NR / NR            6,906        6.5%     $20.25     $  139,847     4.5%     5/31/2007
The Silver Skillet            NR / NR / NR            5,256        5.0%     $31.44     $  165,249     5.3%     2/28/2008
Tony Roma's                   NR / NR / NR            4,947        4.7%     $27.95     $  138,269     4.4%     1/31/2016
                                                    =======      =====      ======    ==========    =====      ==========
Top 5 Tenants                                        40,155       38.1%     $23.75     $  953,666    30.6%
                                                    =======      =====      ======    ==========    =====
Non-major Tenants                                    60,632       57.5%     $35.66     $2,162,428    69.4%      Various
                                                    -------       ----      ------     ----------   -----
Occupied Total                                      100,787       95.6%     $30.92     $3,116,094   100.0%
                                                    =======      =====      ======    ==========    =====
Vacant Space                                          4,685        4.4%
                                                    -------       ----
COLLATERAL TOTAL                                    105,472        100%
                                                    =======       ====

---------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

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                                          FLOWER HILL PROMENADE LEASE ROLLOVER
---------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------

   Vacant          1             $ 0.00            4,685      4.4%            4.4%            0.0%              0.0%
    2006           1             $24.00            1,170      1.1%            5.6%            0.9%              0.9%
    2007          10             $24.88           36,602     34.7%           40.3%           29.2%             30.1%
    2008          10             $35.19           15,555     14.7%           55.0%           17.6%             47.7%
    2009           4             $33.12            7,774      7.4%           62.4%            8.3%             56.0%
    2010           1             $32.13            1,752      1.7%           64.0%            1.8%             57.8%
    2011           6             $40.41           15,127     14.3%           78.4%           19.6%             77.4%
    2012           1             $26.14            9,046      8.6%           87.0%            7.6%             85.0%
    2015           2             $37.47            8,814      8.4%           95.3%           10.6%             95.6%
    2016           1             $27.95            4,947      4.7%          100.0%            4.4%            100.0%
                  --                             -------    -----                           -----
   TOTALS         35                             105,472    100.0%                          100.0%
                                                 =======    =====                           =====

---------------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in the
      offering prospectus dated June 12, 2006.

                                     Page 85

                             FREE WRITING PROSPECTUS
                                  CGCMT 2006-C4

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                              FLOWER HILL PROMENADE
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o   THE LOAN. The Flower Hill Promenade loan is secured by a first mortgage encumbering a 105,472 square foot retail center located in Del Mar,
    California. The loan has a ten-year term, with the first three years interest only, followed by a 30-year amortization schedule. The loan funded on May 8, 2006, and has a remaining term of 120 months and a maturity date of June 1, 2016. The loan was underwritten to a 75.1% LTV and 1.24x DSCR
    (1.49x during the interest only period). The Flower Hill Promenade Loan represents approximately 1.6% of the initial mortgage pool balance.

o   THE BORROWER. The Borrower is Protea Flower Hill Mall, LLC, a California
    limited liability company that has owned the property since 2002. Its managing member is FHM Asset Management, Inc. (1%), a California corporation, with the remaining membership interest being owned by 17 different investors. FHM Asset Management, Inc. is controlled by Jeffrey
    Essakow and Yehudi Gaffin, the sponsors of this loan.

o   THE PROPERTY. The Flower Hill Promenade is a 105,472 square foot retail center located in the seaside city of Del Mar, California. The property serves the upscale communities of Solana Beach, Rancho Santa Fe and
    Fairbanks Ranch. It was constructed in 1976 and renovated in 2002, and is situated on approximately 15.14 acres. Tenants at the property include boutique retailers, restaurants and a theatre. As of May 1, 2006, the property was 95.6% occupied by 36 tenants, with the largest tenant occupying
    13.3% of the property. In addition, over 60% of the tenants have been at the property for over 10 years.

    The largest tenant is Ultra Star Theaters occupying a stand-alone 14,000 square feet building, or approximately 13.3% of the net rentable area. The theater has been a tenant at the subject property since 2000, and the Ultra
    Star Theaters lease expires in December 2007. The Ultra Star Theater includes four screens. The second largest tenant is Chevy's Mexican
    Restaurant, occupying 9,046 square feet, or approximately 8.6% of the net rentable area. The Chevy's Mexican Restaurant lease expires in September
    2012. The third largest tenant is Milton's Deli, occupying 6,906 square feet, or approximately 6.5% of the net rentable area. The Milton's Deli lease expires in May 2007.

o   LOCK BOX ACCOUNT. The loan documents do not require a lockbox account.

o   MANAGEMENT. The Property is managed by Protea Holdings, LLC, which is owned by Jeffrey Essakow and Yehudi Gaffen. Protea Holdings manages commercial and residential properties in La Jolla, downtown San Diego and Laguna Beach.

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